Exhibit 10.1

Securities Purchase Agreement

Morgan Stanley
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:

The undersigned investor (the “Investor”) hereby confirms its agreement with you as follows:

1.           This Securities Purchase Agreement (the “Agreement”) is made as of December 19, 2007 between Morgan Stanley, a Delaware corporation (the “Company”), and the Investor listed on the signature page hereto.

2.           The Company is proposing to issue and sell to the Investor (the “Offering”) its PEPS Units (the “Securities”), each of which is a unit with a stated amount of $1,000 initially consisting of (a) a Stock Purchase Contract relating to the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (b) a trust preferred security of Morgan Stanley Capital Trust A, Morgan Stanley Capital Trust B or Morgan Stanley Capital Trust C, each a Delaware statutory trust.  The Securities are being offered to certain qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a private placement exemption from registration under the Securities Act.

3.           The Securities shall have the terms described in the offering memorandum dated December 19, 2007 relating to the offering of the Securities (the “Offering Memorandum”) attached as an annex to the term sheet dated December 19, 2007 (the “Term Sheet”) attached hereto as Annex B; terms used herein and not otherwise defined are used herein as defined in the Offering Memorandum.

4.           The Company and the Investor agree that, upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Company and the Company will issue and sell to the Investor the aggregate stated amount of Securities computed as set forth in Section 2.1 of the Annex referred to below for the aggregate purchase price (the “Purchase Price”) equal to the aggregate stated amount of such Securities.  The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex A and incorporated herein by reference as if fully set forth herein.  The Securities purchased by the Investor will be in the form of three or more global certificates registered in the name of the Investor or its nominee as designated by the Investor.  The Securities will be countersigned by The Bank of New York, as stock purchase contract agent (the “Stock Purchase Contract Agent”), at the written request of the Company.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:		Name of Investor: Best Investment Corporation, a limited liability company incorporated in Beijing under the Chinese laws

Morgan Stanley, a Delaware corporation

By:	/s/ T.C. Kelleher	By:	/s/ Gao Xiqing
Name: Title:	T.C. Kelleher Chief Financial Officer	Name: Title:	Mr. Gao Xiqing Executive Director and President

Address: Suite 936, No. 2 Building, No. 1 Complex, Nao Shi Kou Da Jie, Xicheng District, Beijing, P.R. China
Contact Name: Mr. Gao Xiqing
Telephone: (86-10) 5836 5880
Email Address: xqg@china-inv.cn

Copies to:

Contact Name:  Hong Zhang

Telephone: (86-10) 5836 5903

Email Address: zhanghong@china-inv.cn

China Investment Corporation hereby (a) represents and warrants that the representations and warranties of the Investor contained in this Agreement are true and correct, (b) agrees to the agreements of the Guarantor contained in this Agreement and (c) unconditionally and irrevocably guarantees the full performance by the Investor of all of its obligations under this Agreement, including the payment of the Purchase Price.

China Investment Corporation

By:	/s/ Lou Jiwei
Name:	Mr. Lou Jiwei
Title:	Chairman and CEO

2

ANNEX A TO THE SECURITIES PURCHASE AGREEMENT

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.	Authorization and Sale of Securities. The Company is proposing to sell a stated amount of Securities determined as provided in Section 2.1 below.

2.    Agreement to Sell and Purchase the Securities.

2.1.
Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, at the Purchase Price, a stated amount of Securities calculated promptly after the Maximum Settlement Rate is determined (as contemplated in the Offering Memorandum) so that the Ownership Percentage for the Investor and China Investment Corporation (the “Guarantor”) as of the Closing Date will equal 9.90%.  The term “Ownership Percentage” means a fraction (i) the numerator of which is the sum of (a) the Maximum Settlement Rate multiplied by the aggregate stated amount of Securities to be purchased by the Investor divided by $1,000 and (b) all other shares of Common Stock (including any shares of Common Stock underlying any securities convertible into or exchangeable for Common Stock) then held by the Investor and the Guarantor and any of their respective Controlled Affiliates, and (ii) the denominator of which is the sum of (c) the numerator (excluding any shares that are already outstanding and therefore covered by the following clause (d)) and (d) the total shares outstanding of the Company’s Common Stock on November 30, 2007.

Notwithstanding the foregoing, if on the Closing Date, the Investor and the Guarantor, and any of their respective Controlled Affiliates, directly or indirectly own any shares of Common Stock or any securities convertible into or exchangeable for Common Stock (any such shares or securities, “Other Securities”), then the Investor and the Guarantor shall take such actions necessary to reduce the amount of Other Securities directly or indirectly owned by the Investor, the Guarantor and their Controlled Affiliates on or before January 31, 2008, which date shall constitute an additional Closing Date hereunder on which the Investor shall purchase, and the Company shall sell, an additional amount of Securities at the aggregate Purchase Price therefor (plus accrued and unpaid contract adjustment payments and distributions on the trust preferred securities from the initial Closing Date), such that the Ownership Percentage for the Investor and the Guarantor as of that additional Closing Date is 9.9% and the Ownership Percentage Underlying The PEPS is at least 9.75%.  The term “Ownership Percentage Underlying The PEPS” means a fraction (i) the numerator of which is the Maximum Settlement Rate multiplied by the aggregate stated amount of Securities to be purchased by the Investor divided by $1,000 and (ii) the denominator of which is the sum of the numerator and the total shares outstanding of the Company’s Common Stock on November 30, 2007 or such later date as the Company determines is practicable.

At the additional Closing Date as contemplated in the preceding paragraph, the condition referred to in Section 3.3(d) shall be deemed to read:

The representations and warranties of the Company contained in Sections 4.1, 4.2, 4.3, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Investor shall have received a certificate of a senior officer of the Company, dated as of the Closing Date, certifying to that fact.

If any Securities are issued at any additional Closing Date, they shall after issuance be treated for purposes of the Stock Issuance Agreements and Transaction Agreements as though they had been issued at the initial Closing Date.

2.2.	The Company and the Investor agree for United States tax purposes (in the absence of an administrative pronouncement or judicial ruling to the contrary):

(i)	to treat the acquisition of a Security as an acquisition of the trust preferred security and the stock purchase contract constituting such Security;

(ii)	to allocate 100% of the purchase price of a Security to the trust preferred security;

(iii)	to treat the junior subordinated debentures as indebtedness of the Company for U.S. federal income tax purposes which is not subject to the contingent payment debt regulations; and

(iv)
to treat the Investor as the beneficial owner of (a) the junior subordinated debenture or applicable ownership interest in the treasury portfolio that is part of a Corporate Unit owned by the Investor or (b) the qualifying treasury security that is a part of a Treasury Unit owned by the Investor.

3.    Closings and Delivery of Securities and Funds.

3.1
The completion of the purchase and sale of the Securities (the “Closing”) shall occur on December 28, 2007 (the “Closing Date”), or as soon thereafter as the conditions to Closing can be satisfied, at the offices of the Company’s counsel.  At the Closing, (i) the Company shall cause the Stock Purchase Contract Agent to deliver to the Investor the stated amount of Securities computed as set forth in Section 2.1, and (ii) the Purchase Price for such Securities shall be delivered by or on behalf of the Investor to the Company.

3.2
Payment by the Investor for the Securities shall be made by wire transfer of immediately available funds to the Company and the Company shall instruct the Stock Purchase Contract Agent to release the corresponding Securities to the Investor.

3.3
The obligation of the Investor to pay the Purchase Price pursuant to this Agreement shall be subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

a.	The Investor shall have received an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Company, substantially in the form set forth in Exhibit

A-1 to this Agreement, an opinion of Richards, Layton & Finger, substantially in the form set forth in Exhibit A-2 to this Agreement, and an opinion from internal counsel at the Company, in a form customary for transactions of this nature, to the effect that the transactions contemplated hereby do not contravene other agreements binding on the Company and its subsidiaries.

b.
On the Closing Date, the Investor shall have received a registration rights agreement (the “Registration Rights Agreement”), including customary representations, warranties, covenants, black-outs and expense and indemnification provisions, relating to the resale of the Securities and any Common Stock issuable upon settlement of the Securities executed by the Company, in form and substance reasonably satisfactory to the Investor.

c.	The shares of Common Stock issuable upon settlement of the Stock Purchase Contracts shall have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

d.
The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Investor shall have received a certificate of a senior officer of the Company, dated as of the Closing Date, certifying to that fact.

e.
Any approvals or authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities (collectively, “Governmental Entities”) required for the Closing shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; and no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing, and no Governmental Entity shall have instituted an investigation or proceeding that could result in such a judgment, injunction, order or decree.

f.
Insofar as the Offering Memorandum and the Term Sheet describe the Securities Issuance Agreements (as defined below), such agreements accurately reflect, in all material respects, such description and are, to the extent not so described, in form and substance reasonably satisfactory to the Investor.

3.4
The Company’s obligation to issue and sell Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing and (b) any approvals or authorizations of, filings and registrations with, and notifications to, all Governmental Entities required for the Closing shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; and no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing, and no Governmental Entity shall have instituted an investigation or proceeding that could result in such a judgment, injunction, order or decree.

3.5
The Investor shall remit by wire transfer the amount of funds equal to the Purchase Price for the Securities being purchased by such Investor to an account designated by the Company prior to the Closing Date.

4.     Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, that, except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006 or its other reports and forms filed with the Securities and Exchange Commission (the “Commission”) under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after November 30, 2006 (excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly non-specific and are predictive and forward-looking in nature) (the “SEC Reports”) and before the date of this Agreement:

4.1
Organization, Authority and Significant Subsidiaries.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

4.2
Capitalization.  As of August 31, 2007: (1) the Company has 3,500,000,000 authorized shares of Common Stock; (2) the Company has 1,062,450,986 issued and  outstanding shares of Common Stock; (3) all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and (4) all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.  As of November 30, 2007, the Company has 1,056,289,659 issued and outstanding shares of Common Stock.

4.3
Authorization, Enforceability of Securities Issuance Agreements and Transaction Documents.  The Company has the power and authority to enter into the Securities Issuance Agreements and Transaction Documents and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of the Securities Issuance Agreements and Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company.

As of the date of execution of the Securities Issuance Agreements and the Transaction Documents, as the case may be, neither the execution, delivery and performance by the Company hereof and thereof, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (C) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (B) and (C), for those occurrences that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, to the best knowledge of the Company, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation of the transactions contemplated by the Transaction Documents.

As used herein, (a) the term “Securities Issuance Agreements” refers collectively to (i) the trust agreement that will govern the Trusts, (ii) the indentures, and supplements thereto, that will govern each series of the Company’s junior subordinated debt securities held by the Trusts, (iii) the junior subordinated debentures, (iv) the Stock Purchase Contracts pursuant to which the Company will sell the Common Stock to the Investor and (v) the purchase contract and pledge agreements pursuant to which the Trust Preferred Securities will be held as collateral in favor of the Company and (b) the term “Transaction Documents” refers collectively to this Agreement and the Registration Rights Agreement.

4.4
Company Financial Statements.   The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission.

The Company and its subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2007, (ii) disclosed in the Company’s Current Reports on Form 8-K filed on November 8, 2007 and November 9, 2007 or in the press release and related financial supplement referred to in Section 17 below or (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5
No Material Adverse Effect.  Since August 31, 2007 and except as described in the SEC Reports and the press release being issued on the date hereof as contemplated by Section 17 hereof, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

4.6
Proceedings.  Except as disclosed in the SEC Reports, there are no litigation or similar proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.7
Compliance with Laws; Permits.   The Company and each of its Significant Subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, except where (i) the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) the necessity of compliance, or the failure to comply, therewith is being contested in good faith by appropriate proceedings.

The Company and each of its Significant Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except  where such absence, suspension or cancellation, individually or in the aggregate, could not reasonably be expected to have a Material  Adverse Effect.

4.8
Authorization of Stock Purchase Contracts and Common Stock.   As of the Closing Date, the Stock Purchase Contracts will be duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

The issuance of the shares of the Common Stock underlying the Stock Purchase Contracts has been duly authorized by all necessary corporate action on the part of the Company and upon the issuance of the Common Stock underlying the Stock Purchase Contracts, such shares of Common Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, fully paid and nonassessable, (C) not have been issued in violation of any preemptive or other similar right, and (D) if such shares are treasury shares, be free of any adverse claim.

4.9
Authorization of the Securities.  As of the Closing Date, the Securities will be duly authorized by all necessary corporate action on the part of the issuing parties; and when executed and delivered by the issuing parties, will constitute the valid and binding obligations of the issuing parties, enforceable against each of the issuing parties in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.10
The Trusts.  As of the Closing Date:

(1)    Each of the Trusts will be duly created as a statutory trust and will be validly existing in good standing under the laws of the State of Delaware; each Trust will be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes; each Trust will have the power and authority necessary to own or hold its properties and to conduct the businesses in which such Trust is engaged.

(2)    The trust agreement for each Trust will have been duly authorized by the Company and will have been duly executed and delivered by the Company, as sponsor and depositor, and, assuming due authorization, execution and delivery of each trust agreement by the applicable trustees, each trust agreement will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions.

(3)    The trust preferred securities of each Trust will have been duly authorized by such Trust and, when issued and delivered against payment of the consideration described in this Agreement, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of such Trust, will be entitled to the benefits of each applicable trust agreement and will conform in all material respects to the descriptions thereof contained in the Offering Memorandum; the issuance of the trust preferred securities of each Trust will not be subject to preemptive or other similar rights; and the Investor will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

(4)    The common securities issuable by each Trust to the

Company will have been duly authorized by the Trust and, when issued and delivered by each Trust to the Company will be validly issued and (subject to the terms of the relevant trust agreement) fully paid undivided beneficial interests in the assets of each Trust; the issuance by each Trust of common securities is not subject to preemptive or other similar rights; and upon consummation of the Closing all of the issued and outstanding common securities of each Trust will be directly or indirectly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

4.11
Authorization of the Junior Subordinated Indentures.  As of the Closing Date, each junior subordinated indenture of the Company, and each supplement thereto under which a junior subordinated debt security is delivered to a Trust, will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

4.12
Authorization of Junior Subordinated Debt Securities.  As of the Closing Date, each junior subordinated debt security delivered to a Trust will have been duly authorized by the Company and duly executed and delivered by the Company to a Trust, and when authenticated, issued and delivered in the manner provided for in each applicable junior subordinated indenture or supplement thereto, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the applicable indenture or supplement thereto.

4.13
Authorization of Guarantee Agreements.  As of the Closing Date, each guarantee agreement of the Company with respect to trust preferred securities of a Trust will have been duly authorized by the Company,  and will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the applicable guarantee trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

4.14
Authorization of the Purchase Contract and Pledge Agreements.  As of the Closing Date, each purchase contract and pledge agreement entered into by the Company with respect to the Stock Purchase Contracts will have been duly authorized by the Company, will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such purchase contract and pledge agreement by the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.15
Authorization of the Registration Rights Agreement.  As of the Closing Date, the Registration Rights Agreement will have been duly authorized by the Company, and will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by the other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

4.16
Authorization of this Agreement.  This Agreement has been duly authorized, validly executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Investor, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.17
Reports.  Since November 30, 2005, the Company has timely filed all documents required to be filed with the Commission pursuant to Sections 13(a), 14(a)or 15(d) of the Exchange Act, except where the failure to so file could not reasonably be expected to have a Material Adverse Effect.

The  SEC Reports, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

Since November 30, 2005, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.   As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failure that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

The records, systems, controls, data and information of the Company and the subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries or their accountants (including all means of access thereto and therefrom). The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that, individually or in the aggregate, could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

4.18
Subprime Exposure. After giving effect to the write downs described in the press release and related financial supplement referred to in Section 17 below, as of November 30, 2007, the aggregate remaining total U.S. ABS CDO/Subprime Net Exposure of the Company and its subsidiaries was $1.8 billion.  As used in this paragraph, “Net Exposure” means the potential loss to the Company in the event of a 100% default, assuming zero recovery, over a period of time.

As used in this Article IV, “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, or occurrences, has a material adverse effect on (i) the business, assets, liabilities, results of operation or financial condition of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, other than, in each case, any adverse effect resulting from the announcement of the transactions contemplated by this Agreement.

5.     Representations, Warranties and Covenants of the Investor.

The Investor and the Guarantor each hereby represents and warrants to, and covenants with, the Company that:

5.1.
(1) It is (a) a QIB and is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB.

(2)  It understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of a Security or shares of Common Stock issued upon settlement of the Stock Purchase Contracts by its acceptance thereof will be deemed to agree, that the Securities and Common Stock issuable upon settlement of the Stock Purchase Contracts are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities and Common Stock issuable upon settlement of the Stock Purchase Contracts have not been and, except as described in the Offering Memorandum or contemplated by the Registration Rights Agreement, will not be registered under the Securities Act and that, unless the Securities are sold in a registered offering under the Securities Act, (a) it may offer, sell, pledge or otherwise transfer any of the Securities only to a person whom the seller reasonably believes is a QIB in a transaction not involving a public offering and (b) if prior to the expiration of the applicable holding period specified in Rule 144(k) of the Securities Act (or any successor provision) it decides to offer, resell, pledge or otherwise transfer any of the Common Stock issued upon settlement of the Securities, such Common Stock may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a QIB in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that (c) it will, and each subsequent holder is required to, notify any subsequent purchaser of the Securities or Common Stock from it of the resale restrictions referred to in (a) and (b) above, as applicable, and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3)  It understands that, unless the Securities are registered under the Securities Act, (a) the Securities and (b) until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act (or any successor provision), unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Common Stock issued upon settlement of the Securities will bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT

PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4)           It:

(a) is able to fend for itself in the transactions contemplated by the offering memorandum referred to below;

(b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(5)           It has received a copy of the Offering Memorandum and acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities, (b) it has had access to the Company’s public filings with the Securities and Exchange Commission and to such financial and other information as it deems necessary to make its decision to purchase the Securities, and (c) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.

(6)           It understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, it shall promptly notify the Company.  If it is acquiring Securities as a fiduciary or agent for one or more investor accounts, it represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.2.
Each of the Investor and the Guarantor acknowledges that the Common Stock is listed on the New York Stock Exchange and the Company is required to file reports containing certain business and financial information with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and that it is able to obtain copies of such reports.

5.3.
Each of the Investor and the Guarantor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required.  Each such person outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.4.	Each of the Investor and the Guarantor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

5.5.
Each of the Investor and the Guarantor understands that nothing in the Offering Memorandum, this Agreement, the Company’s public filings with the Securities and Exchange Commission or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advise.  Each of the Investor and the Guarantor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

5.6
To the best of each of its knowledge, after reasonable inquiry, as of the date hereof, neither the Investor nor the Guarantor, nor any of their respective Controlled Affiliates, directly or indirectly owns, controls or has the power to vote any voting securities of the Company or any securities convertible into or exercisable or exchangeable for voting securities of the Company.  As of the additional Closing Date, if any, pursuant to Section 2.1, neither the Investor nor the Guarantor, nor any of their respective Controlled Affiliates, will directly or indirectly own, control or have the power to vote any voting securities of the Company or any securities convertible into or exercisable or exchangeable for voting securities of the Company in excess of 0.15% of the total shares outstanding of the Company’s Common Stock on November 30, 2007 or such later date as relevant under Section 2.1, excluding for purposes of this calculation the Securities purchased pursuant to this Agreement.  The term “Controlled Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified or with the power, directly or indirectly, to direct the management or policies of such Person or to vote 25 percent or more of any class of voting securities of such Person, as interpreted by the Federal Deposit Insurance Corporation for purposes of the Change in Bank Control Act, 12 U.S.C. §1817(j), or 12 C.F.R. Part 303, Subpart E.

5.7
In addition to the transfer restrictions set forth in Section 5.1, (a) the Investor shall not offer, sell, pledge or otherwise transfer any of the Securities or the Common Stock issued upon settlement of the Securities or Hedge its exposure to the Common Stock prior to the first anniversary of the Closing Date and (b) on or after the first anniversary of the Closing Date until the first anniversary of the last date on which the Investor receives Common Stock in settlement of its Securities, the Investor shall not, within any period of three months, offer, sell, pledge or otherwise transfer Securities or Common Stock issued upon settlement of the Securities or Hedge its exposure to Common Stock, in one transaction or a series of transactions involving the Securities or the Common Stock, having an aggregate value exceeding $2.5 billion, in each case, other than (i) to Affiliates controlled by the Investor or the Guarantor that agree to be bound by the provisions of this Agreement or (ii) as may be required by order or decree of any Governmental Entity having jurisdiction over the Investor or in the reasonable discretion of the Investor to comply with any applicable statute, rule or regulation.  The

Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section.

“Hedge” means, in respect of the Common Stock, to enter into any swap or any other agreement or any transaction that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Common Stock, whether any such transaction or swap described is to be settled by delivery of securities, in cash or otherwise.

5.8.
Neither the Investor nor the Guarantor will, and neither will permit any of its Controlled Affiliates to, purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, ownership, control or the power to vote any voting securities of the Company or any securities convertible into or exercisable or exchangeable for voting securities of the Company, including without limitation Mandatorily Convertible Securities, if, after giving effect thereto, the Investor and the Guarantor, together with their respective Controlled Affiliates, would, directly or indirectly, own, control or have the power to vote more than 9.90% of all voting securities of the Company.  For purposes of this paragraph, the number of shares of Common Stock underlying convertible or exchangeable securities on any date will be determined on a fully converted basis and, for purposes of the Securities, deemed to be the number of shares the Investor would receive upon an early settlement at the Settlement Rate of the Securities as a result of a Cash Merger.

5.9	The Investor will remain a Controlled Affiliate of the Guarantor for so long as the Investor owns any Securities.

6.     Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company, the Investor and the Guarantor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

7.     Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) otherwise by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:
Morgan Stanley
Attention: Chief Financial Officer
1585 Broadway
New York, NY 10036

(b)	if to the Investor or the Guarantor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.     Changes.  Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.     Headings.  The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

10.   Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.   Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Investor and the Guarantor, or either of them, with respect to the subject matter hereof.

11.   Applicable Law and Submission to Jurisdiction.

(a)	This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b)
Each of the Investor and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.  Each of The Investor and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Investor or the Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

12.   Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

13.   Preemptive Rights.

(a)   Company Sale of Covered Securities.

If the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its then-current Investor Percentage Interest; provided, however, that this Section 13 shall not apply to any Qualified Offering the gross proceeds of which, together with the aggregate gross proceeds of any other Qualified Offering of Covered Securities after the date hereof, do not exceed $500,000,000.

(b)   Notice.

(1)  In the event the Company intends to make a Qualified Offering of Covered Securities that is an underwritten public offering or a private offering made to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act, the Company shall give the Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering), describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same.  The Investor shall have one Business Day from the date of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 13(a) (the “Designated Securities”).  Such notice shall constitute a non-binding indication of interest of Investor to purchase the Designated Securities so specified at the range of prices and other terms set forth in the Company’s notice to it.  The failure to respond during such one Business Day period shall constitute a waiver of preemptive rights in respect of such offering.  To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company.  The failure of the Investor to agree to such terms within one Business Day after the date of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

(2)  If the Company proposes to make a Qualified Offering of Covered Securities that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the Company shall give the Investor written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same.  The Investor shall have one Business Day from the date of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Designated Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 13(a).  Such notice shall constitute a non-binding indication of interest of Investor to purchase the amount of Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Private Placement is subsequently reduced) upon the price and other terms set forth in the Company’s notice to it.  The failure of the Investor to respond during the one Business Day period referred to in the second preceding sentence shall constitute a waiver of the preemptive rights in respect of such offering.  To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company.  The failure of the Investor to agree to such terms within one Business Day after the date of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

(c)   Purchase Mechanism.

(1)  If the Investor exercises its preemptive purchase rights provided in Section 13(b)(1), the Company shall offer the Investor, if such underwritten public offering or Rule 144A offering is consummated, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to the investors in such offering and shall provide written notice of such price to the Investor as soon as practicable prior to such consummation.  Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering or Rule 144A offering, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging the Investor’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of the Investor that are customary in private placement transactions and, in any event, no less favorable to the Investor than any underwriting or purchase agreement entered into by the Company in connection with such offering, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering.  Any offers and sales pursuant to this Section 13 in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of the Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.

(2)  If the Investor exercises its preemptive rights provided in Section 13(b)(2), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Investor shall agree in writing; provided that the actual amount of Covered Securities to be sold to the Investor pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of the Investor (to be exercised by delivery of written notice to the Company within five business days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased.  In connection with its purchase of Designated Securities, Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, execute an agreement containing representations, warranties and agreements of Investor that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.

(d)   Cooperation.  The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s preemptive rights hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities.

(e)   Limitation of Rights.  Notwithstanding the above, nothing set forth in this Section 13 shall confer upon the Investor the right to purchase any securities of the Company other than Designated Securities.

(f)    Termination of Preemptive Rights.  Anything to the contrary in this Section 13 notwithstanding, the preemptive right to purchase Covered Securities granted by this Section 13 shall not be available for any offering that commences at any time after the earlier of (i) the Stock Purchase Date or (ii) the date on which the Investor offers, sells, pledges or otherwise transfers any of the Securities that it acquired on the Closing Date or the Common Stock issued upon settlement of the Securities, or Hedges its exposure to the Common Stock, except as contemplated by Section 5.7(b)(i) or (ii).  The Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section.

(g)   For purposes of this Section 13:

(1)  “Business Day” means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York or Beijing, China are authorized or required by law, regulation or executive order to remain closed.

(2)  “Covered Securities” means the Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock that are not Excluded Securities.

(3) “Excluded Securities” means any securities that are (A) issued by the Company pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, (B) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, (C) issued with reference to the Common Stock of a subsidiary (i.e., a carve-out transaction) or (D) issued in connection with a dividend investment or stockholder purchase plan;

(4)  “Investor Percentage Interest” means as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock beneficially owned by the Investor (treating the Securities and other convertible securities of the Company that are beneficially owned by the Investor or its Affiliates as fully converted into the underlying Common Stock) divided by (ii) the total number of outstanding shares of Common Stock after giving effect to the issuance to the Investor of all Shares described in clause (i).  For purposes of this paragraph, the number of shares of Common Stock into which the Securities are convertible on any date will be deemed to be the number of shares the Investor would receive upon an early settlement at the Settlement Rate of the Securities as a result of a Cash Merger.

(5)  “Qualified Offering” means a public or nonpublic offering of Covered Securities (other than Excluded Securities) solely for cash.

14.   Threshold Appreciation Price Reset Provisions.

(a)           If during the period commencing on the date of this Agreement and ending on the 12 month anniversary of the Closing Date (the “Reset Test Period”) the Company sells any Reset Triggering Securities and the aggregate gross proceeds from all such sales of Reset Triggering Securities during such period exceeds $1 billion (such occurrence a “Reset Event”), then, no later than the Amendment Deadline, the Company shall amend the Stock Purchase Contracts held by the Investor named this in this Agreement (the

“Affected Stock Purchase Contracts”) as provided in the remainder of this Section 14.  To the extent any such amendment shall require the consent of such Investor as holder of the Stock Purchase Contracts pursuant to the terms of the Securities, the Investor hereby agrees to give such consent as necessary to effect such amendment (it being understood, for the avoidance of doubt, that this sentence will not otherwise create or give the Investor any such right to consent).

(b)           If a Reset Event occurs and the Reset Triggering Securities include shares of Common Stock, then the Company shall amend each Affected Stock Purchase Contract so that the Threshold Appreciation Price as adjusted equals (x) the Applicable Stock Price multiplied by (y) 1.20.

(c)           If a Reset Event occurs and the Reset Triggering Securities include Optionally Convertible Securities or Mandatorily Convertible Securities, then the Company shall amend each Affected Stock Purchase Contract so that the Threshold Appreciation Price as adjusted equals the Applicable Conversion or Threshold Appreciation Price for any of such securities.

(e)           If in connection with the occurrence of a Reset Event the Company has issued Reset Triggering Securities triggering adjustments under both of the preceding two paragraphs, then the Company shall, in lieu of the adjustments contemplated in such paragraphs, amend each Stock Purchase Contract so that the Threshold Appreciation Price as adjusted equals the lowest Threshold Appreciation Price calculated pursuant to those paragraphs.

(f)           If any provision of this Section 14 would (in the absence of this sentence) result in an adjusted Threshold Appreciation Price that is less than the Reference Price, the adjusted Threshold Appreciation Price shall instead be the Reference Price.  No adjustment shall be made to the Threshold Appreciation Price if that would result in an increase in the Threshold Appreciation Price.

(g)           It is understood and agreed that if any anti-dilution adjustments are made to the Stock Purchase Contracts pursuant to the terms thereof, appropriate changes will be made to the adjustments and related definitions set forth in this Section 14 to preserve the economic intent of this Section 14 and without any duplication to any such adjustment set forth in the Stock Purchase Contracts.

(h)           Anything to the contrary in this Section 14 notwithstanding, the provisions of this Section 14 shall not apply, and no adjustment shall made to the Threshold Appreciation Price or otherwise pursuant to this Agreement, if a Reset Event occurs on or after the date on which the Investor (i) offers, sells, pledges or otherwise transfers any of the Securities that it acquired on the Closing Date or the Common Stock issued upon settlement of the Securities, or Hedges its exposure to the Common Stock, or (ii) settles any of the Stock Purchase Contracts pursuant to the terms of the Securities, in each case except as contemplated by Section 5.7(b)(i) or (ii).  The Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section.

(i)           For purposes of this Section 14:

“Adjusted Conversion or Threshold Appreciation Price” means, for any Optionally Convertible Securities or Mandatorily Convertible Securities, the conversion price or threshold appreciation price for such securities; provided, however, if  the aggregate stated yield for such securities is greater than 9.0%, the Company and the Investor entitled to an adjustment pursuant to this Section will attempt in good faith to mutually agree on a hypothetical conversion price or threshold appreciation price that would preserve the same fair market value for such securities assuming such securities had borne an aggregate stated yield of 9.0%.  If the Company and such Investor cannot mutually agree on such hypothetical conversion price or threshold appreciation price, they will appoint an independent investment bank of national standing to do the calculation for them and the cost of that bank will be divided between the parties.

“Amendment Deadline” means the date that is the earliest to occur of (i) the day before the Stock Purchase Date under the Stock Purchase Contracts, (ii) the day before any Early Settlement Date (whether pursuant to a cash merger or otherwise) under any of the Stock Purchase Contracts and (iii) the date of any sale of the Securities by the Investor in accordance with the terms of the Securities and this Agreement (but in the case of this clause (iii), in no event earlier than 5 Business Days following the last day of the Reset Test Period).

“Applicable Conversion or Threshold Appreciation Price” means, with respect to Reset Triggering Securities consisting of Optionally Convertible Securities or Mandatorily Convertible Securities sold during the Reset Test Period, the lower of (i) the weighted average Adjusted Conversion or Threshold Appreciation Price for such securities and (ii) the lowest Adjusted Conversion or Threshold Appreciation Price for any such securities sold in any single offering with gross proceeds of more than $100 million.

“Applicable Stock Price” means, with respect to Reset Triggering Securities consisting of Common Stock sold during the Reset Test Period, the lower of (i) the weighted average price per share at which shares of such Common Stock are sold and (ii) the lowest price per share at which shares of Common Stock are sold in any single offering with gross proceeds of more than $100 million.

“Mandatorily Convertible Securities” means additional PEPS or any other securities (including securities consisting of units that are a combination of securities) that are mandatorily convertible into or exchangeable for common equity of the Company.

“Optionally Convertible Securities” means securities that are convertible into or exchangeable for common equity of the Company at the option of the holder thereof.

“Reference Price” means the reference price referred to in the Offering Memorandum.

“Reset Triggering Securities” means any one or more of the following that are not Excluded Securities (as defined in Section 13):

(1)           Common Stock sold at a price per share less than the Reference Price and

(2)           Optionally Convertible Securities or Mandatorily Convertible Securities having an Adjusted Conversion or Threshold Appreciation Price that is less than the Threshold Appreciation Price;

provided, however, any Security issued upon exercise of rights issued in a rights offering to shareholders with respect to which an adjustment was effected in the Stock Purchase Contracts shall not constitute a Reset Triggering Security.

 “Threshold Appreciation Price” means the threshold appreciation price referred to in the Offering Memorandum (as it may be adjusted pursuant to this Agreement).

15.   Taxes:

(a)     Payments to Exempt Holders.

All payments made by the Company and any trust with respect to the Securities, the treasury units, the stock purchase contract, the trust preferred securities, the junior subordinated debentures, the subordinated notes, the qualifying treasury securities and the treasury portfolio and any other payment made on, or with respect to, the Securities (the “Payments”) shall be made free and clear of, and without deduction or withholding for or on account of, any United States federal, state and local withholding taxes, stamp or other taxes, levies, imposts, duties, charges, fees or deductions, hereafter imposed, levied, collected, withheld or assessed by any governmental authority (the “Taxes”), provided that the Company or its paying agent has received in respect of such Payments an unexpired, complete and executed IRS Form W-8EXP (or appropriate substitute form) from the holders of the Securities, treasury units, the trust preferred securities, the subordinated notes, or the junior subordinated debentures, as applicable (an “Exempt Holder”). If as a result of a change in law (or administrative guidance) any Taxes are deducted or withheld (or required to be deducted or withheld) from any Payments to an Exempt Holder, the amounts so payable shall be increased to the extent necessary to yield (after payment of Taxes) Payments at the rates and in the amounts specified in the Offering Memorandum. It being understood that the increased amounts shall also be payable to any holder that would have been entitled to provide the Company or the paying agent with a complete and executed IRS Form W-8EXP but for such change in law (unless a holder is the holder of any Security, stock purchase contract, trust preferred security, subordinated notes or junior subordinated debenture, at least 3 months prior to such change in law and would have been entitled to provide the Company or the paying agent with a complete and executed IRS Form W-8EXP prior to such change in law but did not so provide). Notwithstanding the preceding two sentences, the Company, the trust and their paying agents shall not be required to increase the Payments if the holder purchased the Securities in a registered offering.

(b)     Payments to Non-Exempt Holders.

A.           Contract Adjustment Payments. Absent a change in law, the Company and the Investor agree to treat contract adjustment payments on the stock purchase contract as a purchase price adjustment to the price of the common stock to be purchased under the stock purchase contract. Notwithstanding the above, the Company intends to withhold federal income tax with respect to all contract adjustment payments on the stock purchase contract that are made to any holder of Securities that is not an Exempt Holder (a “Non-Exempt Holder”).

B.           Interest. Except as required by law, the Company and the trust will not withhold any Taxes with respect to payments made on the trust preferred securities, the subordinated notes, the junior subordinated debentures and the qualifying treasury securities and the treasury portfolio that are part of the Securities (the “Debt Instruments”).  If as a result of a repeal or amendment of the portfolio interest exemption under the Internal Revenue Code, the Company, the trust or their paying agents withhold (or are required to withhold) any Tax on payment of interest on the Debt Instruments, then the amounts so payable shall be increased to the extent necessary to yield (after payment of such Taxes) payments on the Debt Instruments at the rates and in the amounts specified in the Offering Memorandum. Notwithstanding the preceding sentence, the Company, the trust and their paying agents shall not be required to increase the payments on the Debt Instruments if the holder purchased the Debt Instruments in a registered offering.

C.           Recharacterization. Notwithstanding subparagraphs A and B above, if the Securities are recharacterized or treated by the Internal Revenue Service, or by any governmental or judicial authority having jurisdiction with respect to Taxes (the “Taxing Authority”), as anything other than an ownership interest in a stock purchase contract and one or more debt instruments that are separable from the stock purchase contract, and the Company or the trust withhold (or are required to withhold) Tax (that is subject to the jurisdiction of such Taxing Authority) on Payments, then the amounts so payable shall be increased to the extent necessary to yield (after payment of such Taxes) Payments at the rates and in the amounts specified in the Offering Memorandum; provided that the Company, the trust or their paying agents shall not be required to increase the Payment in respect of any Tax with respect to (i) Payments under the stock purchase contract, if the Company establishes, based on explicit judicial authority that such Tax would have been imposed as of the date hereof absent the recharacterization described above, and (ii) all other Payments, if the Company establishes, based on explicit statutory or regulatory authority, that such Tax would have been imposed as of the date hereof absent the recharacterization described above. Notwithstanding the preceding sentence, the Company, the trust and their paying agents shall not be required to increase the Payments if the holder purchased the Securities in a registered offering. Any exclusion from the payment of additional amounts in respect of any Taxes (other than U.S. federal income taxes) under (i) and (ii) of this subsection C shall apply only to holders that are not described in section D below, and any exclusion from the payment of additional amounts under (i) and (ii) of this subsection C shall be limited to the amount of Tax that would have been imposed as of the date hereof absent the recharacterization described above.

D.           Non-U.S. Federal Income Taxes. If any Taxes, other than U.S. federal income taxes, are deducted or withheld (or required to be deducted or withheld) from any Payments to a holder of any Security, stock purchase contract, trust preferred security, subordinated note, or junior subordinated debenture, and such Taxes are imposed by a Taxing Authority in a jurisdiction with which such holder has no nexus, then the amounts so payable shall be increased to the extent necessary to yield (after payment of such Taxes) Payments at the rates and in the amounts specified in the Offering Memorandum.

(c)      This section 15 is expressly intended to be for the benefit of and, enforceable by, the holders of the Securities, treasury units and Debt Instruments from time to time.

16.   Information.  The Company agrees to cooperate in good faith with any request by the Investor to furnish the Investor with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Investor or any of its subsidiaries to any Governmental Entity in connection with the Purchase.

17.   Publicity.  On the date hereof. the Company shall issue a press release and related financial supplement substantially in the form of Exhibit B hereto.  No other written public release or written announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.  The provisions of this Section shall not restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance.

18.   Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)
by either the Investor or the Company if the Closing shall not have occurred by the 60th calendar day following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b)
by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)	by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

ANNEX B TO THE SECURITIES PURCHASE AGREEMENT

SUMMARY TERM SHEET FOR PEPSSM UNITS
dated December 19, 2007

The terms of the Securities will be substantially as set forth in the “Description of the Premium Equity Participating Security Units – PEPSSM Units” attached as Exhibit I hereto, as supplemented by the terms set forth below. In the case of any inconsistency between the terms set forth below and the terms described in Exhibit I, the terms set forth below shall control. Terms used but not defined below shall have the meanings set forth in the Securities Purchase Agreement or in Exhibit I hereto.

Aggregate Stated Amount of Corporate Units to be issued by Morgan Stanley and each Morgan Stanley Trust
On each closing date contemplated in the Securities Purchase Agreement, Morgan Stanley and the Morgan Stanley Trusts will issue three series of Corporate Units. The stated amount of Corporate Units to be issued by Morgan Stanley and each Morgan Stanley Trust will be allocated among the trusts in equal thirds, adjusted as necessary such that the stated amount of Corporate Units issued by Morgan Stanley and each Morgan Stanley Trust will be an integral multiple of $1,000.

First Issue Date	December 28, 2007, or as soon as practicable thereafter.
Second Issue Date
If there is a second issue date of the Corporate Units, as contemplated by the Securities Purchase Agreement, Morgan Stanley and each Morgan Stanley Trust will issue additional Corporate Units in the amount specified in the Securities Purchase Agreement, with the stated amount of such additional Corporate Units allocated among the trusts in equal thirds, adjusted as necessary so that the stated amount of Corporate Units issued by each trust will be an integral multiple of $1,000.

Initial Interest Rate on Junior Subordinated Debentures and Initial Distribution Rate of the Related Trust Preferred Securities	6% per annum.
Rate of Contract Adjustment Payments on Stock Purchase Contracts	3% per annum.
Distribution Payment Dates
Distribution payments will accrue from the First Issue Date and be payable quarterly in arrears on each February 17, May 17, August 17 and November 17 occurring prior to and including the date of a successful remarketing, commencing February 17, 2008.

Remarketing Periods	Five consecutive business days beginning on the seventh business day prior to each of August 17, 2010, November 17, 2010, February 17, 2011, May 17, 2011 and August 17, 2011.
Reference Price	$48.07
Threshold Appreciation Price	The “threshold appreciation price” will equal 120% of the reference price.
Maturity of Junior Subordinated Debentures	February 17, 2042 (subject to change in connection with a remarketing of the related trust preferred securities or junior subordinated debentures).

B-1

EXHIBIT I TO TERM SHEET

CONFIDENTIAL OFFERING MEMORANDUM
DATED DECEMBER 19, 2007

DESCRIPTION OF THE PREMIUM EQUITY PARTICIPATING SECURITY UNITS—PEPSSM UNITS

The following is a summary of the terms of the PEPS Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the PEPS UNITS but is not necessarily complete.

General

We will issue three separate series of PEPS Units in connection with the purchase contract and pledge agreements (the “purchase contract and pledge agreements”) between us and the holders of a series of PEPS Units, acting through the Bank of New York, which we refer to as the “stock purchase contract agent” or the “collateral agent” as applicable. The PEPS Units of each series may be either Corporate Units or Treasury Units. Unless indicated otherwise, “PEPS Units” will include both Corporate Units and Treasury Units. The PEPS Units of each series initially will consist of Corporate Units, each with a stated amount of $1,000.

Corporate Units

Each Corporate Unit will consist of a unit composed of:

(a)	a stock purchase contract under which:

(1)
you will agree to purchase from us, and we will agree to sell to you, on the stock purchase date, for $1,000 in cash, a number of shares of our common stock equal to the settlement rate described under “Description of the Stock Purchase Contracts—Purchase of Common Stock”, “—Early Settlement” or “—Early Settlement Upon Cash Merger”, as the case may be. The stock purchase date is expected to be August 17, 2010 (or, if such day is not a business day, the next business day), but, unless the stock purchase contract terminates prior to such date as described under “Description of the Stock Purchase Contracts—Termination,” could be (i) moved to an earlier date in the circumstance described below under “Description of the Stock Purchase Contracts—Early Settlement” or “—Early Settlement Upon Cash Merger,” or (ii) deferred for quarterly periods until as late as August 17, 2011 (or, if such day is not a business day, the next business day) if the prior remarketing attempts are not successful, as described below under “Description of the Trust Preferred Securities—Remarketing”;

(2)	we will pay to you quarterly contract adjustment payments at an annual rate of 3% of the stated amount of $1,000 per stock purchase contract, subject to our right to defer these payments; and

(b)
a remarketable trust preferred security of Morgan Stanley Capital Trust A, Morgan Stanley Capital Trust B or Morgan Stanley Capital Trust C (each a “Morgan Stanley Trust” and collectively, the “Morgan Stanley Trusts) with an initial liquidation amount of $1,000. Each trust preferred security represents an undivided beneficial ownership interest in the assets of the relevant Morgan Stanley Trust. The property trustee of each of the Morgan Stanley Trusts will hold legal title to the assets. The assets of each of the Morgan Stanley Trusts consist solely of one of three separate series (one series per Morgan Stanley Trust) of our junior subordinated debentures due 2042, which we refer to as the “junior subordinated debentures.” Until the remarketing settlement date with respect to a series of trust preferred securities, unless we otherwise defer such payments, we will make quarterly interest payments on each outstanding series of the junior subordinated debentures that relate to the trust preferred securities for which a remarketing settlement date has not occurred, at the annual rate of 6% per year, and each Morgan Stanley Trust will pass through such interest payments when received as distributions on the trust preferred securities. Upon a successful remarketing, interest on the related series of junior subordinated debentures will be reset and will accrue at a Reset Rate as described below.

Unless otherwise specified, all references in this offering memorandum to a “trust preferred security” or “trust preferred securities” shall be to each of the trust preferred securities issued by the three Morgan Stanley Trusts.

Unless otherwise specified, all references in this offering memorandum to a “junior subordinated debenture” or “junior subordinated debentures” shall be to each series of junior subordinated debentures held by the three Morgan Stanley Trusts.

The purchase price of each Corporate Unit will be allocated between the related stock purchase contract and the related trust preferred securities in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each trust preferred security will be $1,000 and the fair market value of each stock purchase contract will be $0.

This allocation generally will be binding on each beneficial owner of each PEPS Unit but not on the Internal Revenue Service.

As long as a PEPS Unit is in the form of a Corporate Unit, the related trust preferred securities and their proceeds forming a part of such Corporate Units will be pledged to us through the collateral agent, to secure your obligation to purchase our common stock under the related stock purchase contract.

Creating Treasury Units

Unless the treasury portfolio (as defined under “Description of the Trust Preferred Securities — Redemption”) has replaced the trust preferred securities as a component of Corporate Units and other than during the periods described below, you will have the right to substitute qualifying treasury securities (as defined below) for the related trust preferred securities held by the collateral agent, in each case, having an aggregate principal amount at maturity equal to the liquidation amount of the trust preferred securities for which they are substituted. Upon any such exchange, you will receive $1,000 stated amount of Treasury Units and the related trust preferred securities free of the pledge to secure your obligations under the stock purchase contract, and you will be able to trade them separately.

You will be able to exercise this right (i) on any business day until the second business day before the beginning of the first remarketing period in August, 2010 and (ii) after the first remarketing period, on any business day until the stock purchase date for the related stock purchase contract, other than (1) on a day in November, 2010, February, 2011, May, 2011 or August, 2011 that is on or after the second day of the month through the sixteenth day of the month (or the next business day if the last day is not a business day) or (2) from 3:00 P.M., New York City time, on the second business day before the beginning of any remarketing period and until the business day after the end of that remarketing period. For any Corporate Unit, you will also not be able to exercise this right at any time after a successful remarketing of the trust preferred security that is a component of such Corporate Unit. We refer to periods during which exchanges are permitted as “exchange periods.”

Each “Treasury Unit” will be a unit consisting of:

•	a stock purchase contract; and

•	a qualifying treasury security (as defined below).

A “qualifying treasury security” means (i) for any business day prior to August 17, 2010, a zero-coupon U.S. treasury security with a principal amount at maturity of $1,000 that matures at least one business day prior to August 17, 2010 and (ii) at any time after August 17, 2010, if there has not been an earlier successful remarketing, a treasury security having a principal amount of $1,000 and maturing at least one business day prior to the next succeeding November 17, February 17, May 17 or August 17 (each such date a “quarterly date”).

On each distribution date (or as promptly thereafter as the collateral agent and the paying agent determine to be practicable), each holder of Treasury Units will receive a contract adjustment payment (unless we have chosen to defer such payments).

To create the Treasury Units, you must deposit with the collateral agent $1,000 principal amount of qualifying treasury securities for each $1,000 liquidation amount of Corporate Units to be exchanged, transfer your Corporate Units to the transfer agent and deliver the required notice, as described below under “—Exchange Procedures.”

º  Qualifying Treasury Securities After the First Remarketing Period

In the event the first remarketing period results in a failed remarketing (as defined below) with respect to any series of trust preferred securities, in order to determine what U.S. treasury security is the qualifying treasury security during any exchange period after the first remarketing period for such series, the issuer or the collateral agent will, for each quarterly date, commencing on August 17, 2010 and ending on the stock purchase date for the related stock purchase contracts or the earlier termination of such stock purchase contracts, or if any such day is not a business day, the immediately succeeding business day, identify:

•	the 13-week treasury bill that matures at least one but not more than six business days prior to that quarterly date; or

•
if no 13-week treasury bill that matures on at least one but more than six business days prior to that quarterly date is or is scheduled to be outstanding or is available in a sufficient principal amount on the immediately preceding quarterly date, the 26-week treasury bill that matures at least one but not more than six business days prior to that quarterly date; or

•
if neither of such treasury bills is or is scheduled to be outstanding or is available in a sufficient principal amount on the immediately preceding quarterly date, any other treasury security (which may be a zero coupon treasury security) that is outstanding on the immediately preceding quarterly date, is highly liquid and matures at least one business day prior to that quarterly date; provided that any treasury security identified pursuant to this clause shall be selected in a manner intended to minimize the cash value of the security selected.

A “failed remarketing” with respect to any series of trust preferred securities will be deemed to have occurred for each of the first four remarketing periods if the remarketing agent is unable to remarket such trust preferred securities for settlement on or before August 17, 2010, November 17, 2010, February 17, 2011 or May 17, 2011 (or if any such day is not a business day, the next business day), as applicable.

In the event the first remarketing period results in a failed remarketing with respect to any series of trust preferred securities, the issuer or the  collateral agent shall use commercially reasonable efforts to identify the security meeting the foregoing criteria for each quarterly date promptly after the Department of the Treasury makes the schedule for upcoming auctions of U.S. treasury securities publicly available and shall, to the extent that a security previously identified with respect to any quarterly date is no longer expected to be outstanding on the immediately preceding quarterly date, identify another security meeting the foregoing criteria for such quarterly date. The security most recently identified by the issuer or the collateral agent with respect to any quarterly date shall be the qualifying treasury security with respect to the period from and including the date it is identified as a qualifying treasury security (or if later, the date of maturity of the qualifying treasury security with respect to the immediately preceding quarterly date) to but excluding its date of maturity, and the issuer’s or the collateral agent's identification of a security as a qualifying treasury security for such period shall be final and binding for all purposes absent manifest error. You will be able to obtain the issue date, the maturity date and, when available, the CUSIP number of the treasury bills or other U.S. treasury securities that are qualifying treasury securities for the current exchange period from the issuer or the collateral agent by calling  (212) 762-8131. Since this information is subject to change from time to time, the holders should confirm this information prior to purchasing or delivering U.S. treasury securities in connection with any exchange of Corporate Units for Treasury Units after a failed remarketing.

Each qualifying treasury security delivered to the collateral agent in connection with any exchange of Corporate Units and qualifying treasury securities for Treasury Units and trust preferred securities will be pledged to us through the collateral agent to secure your obligation to purchase shares of our common stock under the corresponding stock purchase contracts. In purchasing qualifying treasury securities after a failed remarketing, the collateral agent will solicit offers from at least three U.S. government securities dealers, one of which may be The Bank of New York or an affiliate of The Bank of New York, which also acts as our collateral agent, and will accept the lowest offer so long as at least two offers are available. The collateral agent shall have no liability to the Morgan Stanley Trusts, any trustee or any holder of the PEPS Units in connection with the purchase of qualifying treasury securities in the absence of gross negligence or willful misconduct.

º  Exchange Procedures

To exchange Corporate Units and qualifying treasury securities for Treasury Units and trust preferred securities, for each Corporate Unit you must:

•
deposit with the collateral agent U.S. treasury securities that are qualifying treasury securities on the date of deposit, in a principal amount of $1,000, which you must purchase on the open market at your expense unless you already own them;

•
transfer the Corporate Units to the stock purchase contract agent, accompanied by a notice stating that you are (1) depositing the appropriate qualifying treasury securities with the collateral agent and (2) requesting the delivery to you of Treasury Units and trust preferred securities.

Upon the deposit, and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the trust preferred securities corresponding to the exchanged Corporate Units from the pledge under the purchase contract and pledge agreement, free and clear of our security interest. You will own the related trust preferred securities released to you unencumbered by the security interest created under the purchase contract and pledge agreement and they may be traded separately from the resulting Treasury Units.

Recreating Corporate Units

If you hold Treasury Units you will have the right, at any time during an exchange period, to recreate Corporate Units by substituting for the related qualifying treasury securities held by the collateral agent trust preferred securities having a liquidation amount equal to the aggregate principal amount at stated maturity of the qualifying treasury securities for which substitution is being made.

Each of these substitutions will recreate Corporate Units, and the applicable qualifying treasury securities will be released to the holder unencumbered by the security interest created under the purchase contract and pledge agreement and may be traded separately from the Corporate Units.

To recreate a Corporate Unit, you must:

•	deposit with the collateral agent trust preferred securities with a $1,000 liquidation amount, which you must purchase at your expense unless otherwise owned by you; and

•
transfer Treasury Unit certificates to the stock purchase contract agent; accompanied by a notice stating that you are (1) depositing trust preferred securities with a $1,000 liquidation amount with the collateral agent in substitution for the pledged treasury securities and (2) requesting the release to you of the pledged treasury security relating to the Treasury Units.

Upon the deposit and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the related qualifying treasury securities from the pledge under the purchase contract and pledge agreement, free and clear of our security interest, to the stock purchase contract agent. The stock purchase contract agent will then cancel the Treasury Units, transfer the related treasury security to you, and deliver the recreated Corporate Units to you.

The substituted trust preferred securities and their proceeds will be pledged to us through the collateral agent to secure your obligation to purchase shares of our common stock representing the preferred stock under the related stock purchase contracts.

Current Payments

Subject to the deferral provisions described below, until the stock purchase date for any stock purchase contracts, holders of the related Corporate Units will be entitled to receive quarterly contract adjustment payments payable by us at an annual rate of 3% on the stated amount of $1,000 per Corporate Unit and distributions from the Morgan Stanley Trusts calculated at an annual rate of 6% on the related trust preferred securities.

Subject to the deferral provisions described below, until the stock purchase date for any series of stock purchase contracts, holders of the related series of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the annual rate of 3% on the stated amount of $1,000 per Treasury Unit. For as long as they hold the separate trust preferred securities, the holders of such series of Treasury Units will continue to receive the scheduled quarterly distribution on the trust preferred securities that were released to them when the Treasury Units were created, subject to our right to defer interest payments on the junior subordinated debentures underlying the trust preferred securities.

Holders of not less than $1,000,000 aggregate stated amount of a series of PEPS Units shall be entitled to receive current payments by wire transfer in immediately available funds on the applicable date of payment.

We may defer the contract adjustment payments until no later than the stock purchase date for any stock purchase contracts as described below under “Description of the Purchase contracts—Option to Defer Contract Adjustment Payments.”

Deferred contract adjustment payments will accrue interest until paid, compounded on each distribution date, at 9% per annum. All accrued and unpaid contract adjustment payments on the stock purchase contracts, including deferred contract adjustment payments and interest thereon, that we do not pay in cash on the stock purchase date (the “unpaid contract adjustment payment amount”), will be paid in the form of additional subordinated notes with a principal amount equal to the unpaid contract adjustment payment amount.

We may also defer cash payments of interest on the junior subordinated debentures that are owned by the Morgan Stanley Trusts, provided that prior to the related stock purchase date, we will not defer the payment of interest with respect to any series of junior subordinated debentures without deferring the payment of interest with respect to all series of junior subordinated debentures, in which case the deferred amounts will accrue additional interest at the applicable rate then borne by the related junior subordinated debentures. As a consequence, the Morgan Stanley Trusts will accumulate corresponding distributions on the related trust preferred securities during the deferral period. Deferred distributions to which you are entitled will accrue interest, compounded quarterly, from the relevant distribution date for distributions during any deferral period, at the rate borne by the junior subordinated debentures at such time, to the extent permitted by applicable law. After we give notice of any deferral of contract adjustment payments or interest on the junior subordinated debentures and during any period that we are deferring contract adjustment payments or interest on the junior subordinated debentures (and, accordingly, the Morgan Stanley Trusts are accumulating distributions on the trust preferred securities) that are otherwise payable in cash, we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on shares of our capital stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock, as described under “Description of the Junior Subordinated Debentures—Restrictions on Certain Payments.”

Our obligation to pay contract adjustment payments will be subordinate and junior in right of payment to all our senior debt, to the same extent as our obligations under our junior subordinated debentures, as described under “Description of the Junior Subordinated Debentures.” The ability of the Morgan Stanley Trusts to make the distributions on the trust preferred securities is dependent solely upon the receipt of corresponding payments from us on the related junior subordinated debentures. Our obligations under the junior subordinated debentures are similarly subordinate and junior in right of payment to all our senior debt.

Absence of Rights with Respect to Common Stock

Holders of stock purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as holders of those securities, will have no voting or other rights (including any rights to receive dividends or other distributions on our common stock for which the record date occurs prior to the stock purchase date) in respect of our common stock until the stock purchase date.

Listing of the Securities

We will not apply to list the PEPS Units on any stock exchange.  We will list the shares of common stock that we deliver upon settlement of the stock purchase contacts on the stock exchange or market on which our outstanding shares of common stock are then listed.

Miscellaneous

We or our affiliates may from time to time purchase any PEPS Units that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

The following is a summary of some of the terms of the stock purchase contracts and the purchase contract and pledge agreement. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the stock purchase contracts and the purchase contract and pledge agreement but is not necessarily complete.

Purchase of Common Stock

Each stock purchase contract that is a part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to sell, on the “stock purchase date” for any stock purchase contract, which we expect to be August 17, 2010 but may be an earlier date in the event of an early settlement described under “—Early Settlement” or in the event of a cash merger described under “—Early Settlement Upon Cash Merger,” (unless the stock purchase contract terminates prior to that date), or a date as late as August 17, 2011 due to a deferral for quarterly periods if the prior remarketing attempts are not successful, a number of shares of our common stock equal to the settlement rate, for $1,000 in cash. The number of shares of our common stock issuable upon settlement of each stock purchase contract on the stock purchase date for such stock purchase contract (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)
If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” (as defined below), the settlement rate will be the number of shares of our common stock equal to the stated amount divided by the threshold appreciation price (such settlement rate being referred to as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases between the date of this offering memorandum and the period during which the applicable market value is measured and the applicable market price is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each stock purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the stock purchase date is the same as the applicable market value of the common stock. If the applicable market price is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the stock purchase date is the same as the applicable market value of the common stock.

(2)
If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” (as defined below), the settlement rate will be a number of shares of our common stock equal to $1,000 divided by the applicable market value.

Accordingly, if the market price for the common stock increases between the date of this offering memorandum and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each stock purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the stock purchase date is the same as the applicable market value of the common stock.

(3)
If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be the number of shares of our common stock equal to the stated amount divided by the reference price (such settlement rate being referred to as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this offering memorandum and period during which the adjusted applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each stock purchase contract will be less than the stated amount, assuming that the market price on the stock purchase date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the stock purchase date is the same as the applicable market value of the common stock.

If you elect to settle your stock purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such stock purchase contract will be the minimum settlement rate, subject to adjustment as described under “Anti-dilution Adjustments.” We refer to the minimum settlement rate and the maximum settlement rate collectively as the “fixed settlement rates.”

The “applicable market value” means the arithmetic average of the VWAP for each of the 20 consecutive trading days, subject to adjustment as described below, beginning on and including the twenty-second scheduled trading day immediately preceding August 17, 2010 (we refer to this period as the “observation period”); provided, however, that if we enter into a reorganization event (as defined under “—Anti-dilution Adjustments” below), the applicable market value will mean the value of an exchange property unit (as defined under “—Anti-dilution Adjustments—Reorganization Events” below). Following the occurrence of any such event, references herein to the purchase or issuance of shares of our common stock will be construed to be references to settlement into exchange property units. For purposes of calculating the exchange property unit value, (x) the value of any common stock included in the exchange property unit shall be determined using the arithmetic average of the VWAP for each of the 20 consecutive trading days, subject to adjustment as described below, beginning on and including the twenty-second scheduled trading day immediately preceding August 17, 2010 (or, if the reorganization event shall not have occurred prior to such date, the related stock purchase date for such stock purchase contract) and (y) the value of any other property, including securities other than common stock included in the exchange property unit, shall be the value of such property on the first trading day of the observation period, or if the reorganization event shall not have occurred prior to such date, the twenty-second scheduled trading day prior to the related stock purchase date for such stock purchase contract (as determined in good faith by our board of directors, whose determination shall be conclusive and described in a Board resolution).

The term “reference price” means $48.07.

The term “threshold appreciation price” means 120% of the reference price.

The term “trading day” means a business day on which the relevant exchange or quotation system is scheduled to be open for business on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of our common stock.

The term “scheduled trading day” means a day that is scheduled to be a trading day.

The term “VWAP” means, for the relevant measurement day, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page MS AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume-weighted average price is unavailable, the market price of one share of Morgan Stanley common stock on such trading day determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose).

If a scheduled trading day during the observation period is not a trading day, we will notify investors of that fact on such scheduled trading day.  If 20 trading days for our common stock have not occurred during the observation period prior to the third business day immediately prior to August 17, 2010 or any earlier applicable stock purchase date, as the case may be, all remaining trading days will be deemed to occur on that third business day and the VWAP for each of the remaining trading days will be the VWAP on such third business day or if such day is not a trading day, the VWAP as determined in its reasonable discretion by a nationally recognized independent investment banking firm retained by Morgan Stanley for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a stock purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the applicable market value. If, however, a holder surrenders for settlement at one time more than one stock purchase contract, then the number of shares of our common stock issuable pursuant to such stock purchase contracts will be computed based upon the aggregate number of stock purchase contracts surrendered.

Unless:

•
a holder has settled early the related stock purchase contracts by delivery of cash to the stock purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon Cash Merger;”

•	a holder of Corporate Units has settled the related stock purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;” or

•	an event described under “—Termination” has occurred,

then, on the stock purchase date for a stock purchase contract,

•
in the case of Corporate Units where there has been a successful remarketing, $1,000 per Corporate Unit of the proceeds from such remarketing will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related stock purchase contracts and any excess proceeds will be delivered to the stock purchase contract agent for the benefit of the holders of Corporate Units;

•
in the case of Corporate Units where there has not been a successful remarketing in the final remarketing period, unless holders of Corporate Units elect not to exercise their put right described under “Description of the Trust Preferred Securities—Remarketing” by delivering cash to settle their stock purchase contracts, such holders will be deemed to have elected to apply the put price to satisfy in full their obligations to purchase our common stock under the related stock purchase contracts and we will deliver to such holders our common stock pursuant to the related stock purchase contracts. We will issue additional subordinated notes in the amount of any accrued and unpaid interest on the junior subordinated debentures (including deferred interest) as of the stock purchase date for such stock purchase contracts to the Morgan Stanley Trusts, which will in turn distribute such notes to the holders of Corporate Units and any separate trust preferred securities and we will pay the unpaid contract adjustment payment amount in additional subordinated notes that will be delivered to the holders of PEPS Units;

•
in the case of Corporate Units where the treasury portfolio has replaced the trust preferred securities as a component of the Corporate Units, proceeds of the appropriate applicable ownership interests in the treasury portfolio when paid at maturity equal to the stated amount of $1,000 per Corporate Unit will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related stock purchase contracts and any excess proceeds will be delivered to the stock purchase contract agent for the benefit of the holders of Corporate Units; and

•
in the case of Treasury Units, the net cash proceeds, when paid at maturity, of the qualifying treasury securities forming part of the Treasury Units or their proceeds automatically will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related stock purchase contracts.

In any event, the common stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units, and payment by you of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than you.

Prior to the settlement of a stock purchase contract, the shares of our common stock underlying each stock purchase contract will not be outstanding, and the holder of the stock purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such stock purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•
irrevocably appointed the stock purchase contract agent as its attorney-in-fact to enter into and perform the stock purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•	agreed to be bound by the terms and provisions of the Corporate Units and Treasury Units and perform its obligations under the purchase contract and pledge agreement.

In addition, each beneficial owner of a PEPS Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed (i) to treat the acquisition of a PEPS Unit as an acquisition of the related trust preferred security and the related stock purchase contract constituting such PEPS Unit, (ii) to allocate 100% of the purchase price of a PEPS Unit to the related trust preferred security, (iii) to treat for U.S. federal income tax purposes itself as the owner of the related junior subordinated debenture, applicable ownership interests in the treasury portfolio or the qualifying treasury securities, as the case may be, and (iv) to treat the junior subordinated debentures as our indebtedness for all U.S. federal income tax purposes which is not subject to the contingent payment debt regulations.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related stock purchase contracts at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the first remarketing period, in the case of Corporate Units, or the second business day immediately preceding the scheduled stock purchase date for the first remarketing period, in the case of Treasury Units. If the treasury portfolio has replaced the trust preferred securities as a component of the Corporate Units, holders of Corporate Units may settle early only in integral multiples of 200 Corporate Units at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the scheduled stock purchase date for the first remarketing period. We refer to this right as the “early settlement right.” In order to settle stock purchase contracts early, a holder of PEPS Units must deliver to the stock purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and (2) a cash payment in immediately available funds in an amount equal to (i) $1,000 times the number of stock purchase contracts being settled plus (ii) if the delivery is made with respect to stock purchase contracts during the period from the close of business on any record date next preceding any distribution date to the opening of business on such distribution date, an amount equal to the contract adjustment payments payable on the distribution date with respect to the stock purchase contracts.

So long as you hold PEPS Units as a beneficial interest in a global security deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the stock purchase contract agent.

In order to exercise your early settlement right, you must give us written notice of your intention to exercise this right at least 61 days prior to the date of exercise.

Upon early settlement, (1) the holder will receive a number of shares of our common stock per PEPS Unit equal to the minimum settlement rate, subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below, (2) the related trust preferred securities, junior subordinated debentures, applicable interests in the treasury portfolio or qualifying treasury securities, as the case may be, underlying the PEPS Units and securing such stock purchase contracts will be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, in each case to the stock purchase contract agent for delivery to the holder, (3) the holder’s right to receive future contract adjustment payments and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment will terminate, except that the holder will receive any accrued and unpaid contract adjustment payments if the early settlement date falls after a record date next preceding any distribution date and prior to opening of business on such distribution date and (4) no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in (3) above.

If the stock purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $1,000 for each stock purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date with respect to such stock purchase contracts. If the stock purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date with respect to such stock purchase contracts.

Early Settlement Upon Cash Merger

Prior to the first scheduled remarketing date, if we are involved in a consolidation, acquisition or merger, or a sale of all or substantially all of our assets that is scheduled to close not later than eight business days prior to such remarketing settlement date, in each case in which at least 10% of the consideration received by holders of our common stock consists of consideration that is not common equity, which we refer to as a “cash merger,” then following the cash merger, each holder of a stock purchase contract will have the right to accelerate and settle such stock purchase contract early at the settlement rate in effect immediately prior to the effective date of such transaction, calculated as described below. We refer to this right as the “cash merger settlement right.”

The foregoing paragraph includes a phrase relating to a sale of all or substantially all of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your right to accelerate and settle such stock purchase contract early as a result of a sale of substantially all of our assets may be uncertain.

We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a cash merger early settlement date, which shall be at least ten business days after the date of the notice but no later than the earlier of 20 business days after the date of such notice or two business days prior to the first day of the next remarketing period, by which each holder’s cash merger settlement right must be exercised. The notice will set forth, among other things, the settlement rate, the stock purchase date for the early settlement  and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the cash merger settlement right, you must deliver to the stock purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the specified cash merger early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments.

So long as the PEPS Units are evidenced by one or more global securities deposited with the depositary, procedures for early settlement upon a cash merger will also be governed by standing arrangements between the depositary and the stock purchase contract agent.

If you exercise the cash merger settlement right, we will deliver to you on the specified cash merger early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the stock purchase contract immediately before the effective date of the cash merger and received shares of our common stock at the settlement rate then in effect.  The settlement rate then in effect will be the settlement rate described above under “—Purchase of Common Stock,” except that the observation period for determining the applicable market value will be the 20 consecutive trading days ending on the third trading day immediately preceding the effective date of the cash merger. You will also receive the trust preferred securities, junior subordinated debentures, applicable interest in the treasury portfolio or qualifying treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your cash merger settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the stock purchase date for equity property units, as defined below under “Anti-dilution Adjustments – Reorganization Events.”

Notice to Settle with Cash

Unless the treasury portfolio has replaced the trust preferred securities as a component of the Corporate Units, a holder of Corporate Units may settle the related stock purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the offices of the stock purchase contract agent with the completed “Notice to Settle with Cash” form prior to 5:00 p.m., New York City time, on the second business day immediately preceding the beginning of any remarketing period.

The holder must also deliver to the collateral agent the required cash payment in immediately available funds. Such payment must be delivered prior to 5:00 p.m., New York City time, on the first business day immediately preceding the beginning of a remarketing period.

Upon receipt of the cash payment, the related trust preferred security will be released from the collateral arrangement and transferred to the stock purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the stock purchase date for such stock purchase contracts.

If a holder of Corporate Units that has given notice of its intention to settle with cash fails to deliver the cash by the applicable time and date specified above, the trust preferred securities underlying such holder’s Corporate Units will automatically be remarketed, or if there is a failed final remarketing (as defined in “—Remarketing”, below) such trust preferred securities will be put to us, as described under “—Remarketing” below.

Any cash received by the collateral agent upon cash settlement will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and an amount equal to $1,000 times the number of stock purchase contracts settled with cash will be paid to us on the stock purchase date for such stock purchase contracts. Any funds received by the collateral agent in respect of the investment earnings from such investments in excess of such amount will be distributed to the stock purchase contract agent for payment to the holders who settled with cash.

Remarketing

Unless a special event redemption or a termination event has occurred, or all the stock purchase contracts have settled early as a result of an early settlement or an early settlement upon a cash merger, or all of the outstanding PEPS Units are held in the form of Treasury Units and none of the holders of the related trust preferred securities has elected to participate in the remarketing, as described under “Description of the Trust Preferred Securities—Remarketing,” or all of the holders of PEPS Units have settled their stock purchase contracts with separate cash, as described above under “—Notice to Settle with Cash,” and none of the holders of the related trust preferred securities has elected to participate in the remarketing, we, through the remarketing agent, will attempt to remarket the trust preferred securities (or, if the junior subordinated debentures are no longer held by the Morgan Stanley Trusts, the junior subordinated debentures) in a process we call “remarketing.” The periods during which a remarketing will be attempted, or “remarketing periods,” will each consist of five consecutive business days beginning on the seventh business day prior to each of August 17, 2010, November 17, 2010, February 17, 2011, May 17, 2011 and August 17, 2011 (or if any such day is not a business day, the immediately succeeding business day) and such remarketings will continue to be attempted until the earlier to occur of the fifth such period or the earlier settlement of a successful remarketing for such series of trust preferred securities (or junior subordinated debentures). A successful remarketing for a series will settle on the date, or “remarketing settlement date,” that is the third business day after the last day of the relevant remarketing period. If a successful remarketing occurs with respect to a series, the stock purchase date related to such series will occur on the remarketing settlement date. For a detailed description of the remarketing procedures, see “Description of the Junior Subordinated Debentures—Remarketing.”

On any day other than the last day of a remarketing period, we will have the right, in our absolute discretion and without prior notice to the holders of the PEPS Units, to postpone the remarketing until the following business day.

If the remarketing agent is unable to remarket a series of trust preferred securities for settlement on or before August 17, 2011 (or if such day is not a business day, the immediately succeeding business day), a “failed final remarketing” will be deemed to have occurred for such series. In that case:

•
If you hold trust preferred securities as a component of Corporate Units, and unless you elect not to exercise your put right by delivering cash to settle your stock purchase contracts, you will be deemed to have elected to apply the put price to satisfy in full your obligations to purchase our common stock under the related stock purchase contracts;

•
We will issue additional subordinated notes in the amount of any accrued and unpaid interest on the junior subordinated debentures (including deferred interest) as of the stock purchase date to Morgan Stanley Trust, which will in turn distribute such notes to the holders of Corporate Units and we will issue additional subordinated notes in the amount of the unpaid contract adjustment payment amount to the stock purchase contract agent for distribution to the holders of the PEPS Units.

We will notify you of any failed remarketings and of a failed final remarketing.

We will covenant in the purchase contract and pledge agreement to use our commercially reasonable efforts to effect the remarketing of the trust preferred securities as described in this offering memorandum.

Contract Adjustment Payments

We will make periodic contract adjustment payments, or “contract adjustment payments,” on the stock purchase contracts at the rate of 3% per annum of the stated amount of $1,000 per stock purchase contract. Contract adjustment payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Contract adjustment payments will accrue from the original issue date of the Corporate Units and, subject to our right to defer contract adjustment payments described below, will be payable on each distribution date through the stock purchase date. If any distribution date is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next business day, and no interest or payment will be paid in respect of the delay.

Contract adjustment payments will be payable to the holders of stock purchase contracts as they appear on the books and records of the stock purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant distribution date falls. These distributions will be paid through the stock purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the PEPS Units.

Our obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to our obligations under any of our senior debt to the same extent as the junior subordinated debentures. The stock purchase contracts do not limit our incurrence of indebtedness, including senior debt. No contract adjustment payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting  in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Absent a change in law, you and we agree to treat contract adjustment payments on the stock purchase contracts as a purchase price adjustment to the price of the common stock to be purchased under the stock purchase contracts. Notwithstanding the above, we intend to withhold federal income tax with respect to all contract adjustment payments on the stock purchase contracts that are made to any non-U.S. holder of a stock purchase contract, unless such holder is entitled to an exemption from withholding and has provided us with an unexpired, complete and properly executed certification that such holder is exempt from withholding, as required by law.

Option to Defer Contract Adjustment Payments

We may, at our option, and will at the direction of any then applicable regulatory authority, defer contract adjustment payments on the corresponding stock purchase contracts at any time or from time to time. If we defer contract adjustment payments we will provide prior written notice to holders of PEPS Units and the stock purchase contract agent. We may elect to defer contract adjustment payments on more than one occasion. Deferred contract adjustment payments will accrue interest until paid, compounded on each distribution date at the rate of 9% per annum. We may pay any deferred contract adjustment payments and accrued interest thereon in cash on any distribution date following the beginning of the deferral period that falls on or prior to the stock purchase date. Any contract adjustment payments (including any deferred contract adjustment payments and accrued interest thereon), not paid in cash on the stock purchase date will be paid in additional subordinated notes, as described under “Description of the Junior Subordinated Debentures – Option to Defer Interest Payments”. If the stock purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, your right to receive contract adjustment payments, including any deferred contract adjustment payments, also will terminate.

If we elect or are directed by any then applicable regulatory authority to defer contract adjustment payments, then, until the deferred contract adjustment payments have been paid in cash or any additional subordinated notes we issue in respect of deferred contract adjustment payments have been repaid in full, we will not make any of the payments that we would be prohibited from making during a deferral of interest payments on the junior subordinated debentures as described under “Description of the Junior Subordinated Debentures—Restrictions on Certain Payments.”

Termination

The purchase contract and pledge agreement provides that the stock purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments) will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Morgan Stanley.

Upon any termination, the collateral agent will release the related interests in the trust preferred securities, applicable ownership interests in the treasury portfolio, or qualifying treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the trust preferred securities, applicable ownership interests in the treasury portfolio or qualifying treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any treasury security upon termination of the stock purchase contract, the stock purchase contract agent will dispose of the security for cash and pay cash to the holder. Upon any termination, however, such release and distribution may be subject to a delay.  In the event that Morgan Stanley becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. We expect any such delay to be limited. Moreover, claims arising out of the trust preferred securities will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the stock purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of the trust preferred securities should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

Pledged Securities and the Purchase Contract and Pledge Agreement

Your trust preferred securities, your applicable ownership interest in the treasury portfolio and the qualifying treasury securities, also referred to as the “pledged securities,” will be pledged to the collateral agent for our benefit, pursuant to the purchase contract and pledge agreement, to secure your obligations to purchase shares of our common stock under the stock purchase contracts. Your rights to the pledged securities will be subject to our security interest created by the purchase contract and pledge agreement. The aggregate liquidation amount of pledged trust preferred securities, the principal amount of the applicable ownership interests in the treasury portfolio and the principal amount of the qualifying treasury securities constituting pledged securities, must always equal at least the purchase price of our common stock under the stock purchase contracts. Accordingly, you may not withdraw pledged securities from the pledge arrangement except:

•
to substitute qualifying treasury securities for trust preferred securities in connection with an exchange of Corporate Units for Treasury Units and trust preferred securities, as provided for under “Description of the PEPS Units—Creating Treasury Units”;

•
to substitute trust preferred securities for qualifying treasury securities in connection with an exchange of Treasury Units and trust preferred securities for Corporate Units, as provided for under “Description of the PEPS Units—Recreating Corporate Units”; or

•	upon the termination of the stock purchase contracts.

Subject to the security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units will be entitled through the stock purchase contract agent and the collateral agent to all of the proportional rights of the related trust preferred securities, including voting and redemption rights, and their proceeds. Each holder of Treasury Units will retain beneficial ownership of the related qualifying treasury securities pledged in respect of the related stock purchase contracts. We will have no interest other than our security interest in the pledged securities.

Except as described in “Certain Other Provisions of the Purchase Contract and Pledge Agreement,” the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the stock purchase contract agent, which will in turn distribute those payments to the persons in whose names the related PEPS Units are registered at the close of business on the record date immediately preceding the date of payment. Holders of not less than $1 million aggregate stated amount of PEPS Units of a series shall be entitled to receive such payments by wire transfer in immediately available funds on the applicable date of payment.

By acceptance of the PEPS Units, you will be deemed to have:

•
irrevocably agreed to be bound by the terms and provisions of the related stock purchase contracts and the purchase contract and pledge agreement and to have agreed to perform your obligations thereunder for so long as you remain a holder of the PEPS Units, and

•	duly appointed the stock purchase contract agent as your attorney-in-fact to enter into and perform the related stock purchase contracts and pledge agreement on your behalf and in your name.

In addition, as a beneficial owner of the PEPS Units, by acceptance of the beneficial interest therein, you will be deemed to have agreed for all U.S. federal income tax purposes:

•	to treat the acquisition of a PEPS Unit as an acquisition of the related trust preferred security and the related stock purchase contract constituting such PEPS Unit;

•	to allocate 100% of the purchase price of a PEPS Unit to the trust preferred security;

•
to treat yourself as the owner of the stock purchase contracts and the related trust preferred securities, applicable ownership interests in the treasury portfolio or the qualifying treasury securities, as the case may be, and

•	to treat the junior subordinated debentures as our indebtedness for all U.S. federal income tax purposes, which is not subject to the contingent payment debt regulations.

Anti-dilution Adjustments

Each of the fixed settlement rates will be subject to the following adjustments:

(1) Stock Dividends. If we pay or make a dividend or other distribution on all or substantially all of our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing:

•	each fixed settlement rate by

•
a fraction of which the numerator shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(2) Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options or warrants entitling them to subscribe for or purchase shares of our common stock for a period expiring within 60 days from the date of issuance of such rights, options or warrants at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise, or exchange of such rights, options or warrants would purchase at such current market price and the denominator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase, either directly or indirectly.

(3) Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options or warrants referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below or any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to below, or any dividend or distribution referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which shall be the current market price on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which we refer to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which is the average VWAP over the 10 trading days from and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which our common stock is then listed or quoted, except as described below, and the denominator of which is such average VWAP plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to each fixed settlement rate under the preceding paragraph will occur on the date that is the earlier of:

•
the close of business on the 10th trading day after the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which our common stock is then listed or quoted; and

•	the date of the securities being offered in the initial public offering of the spin-off, if that initial public offering is effected simultaneously with the spin-off.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average VWAP of those securities over the first 10 trading days from and including the third trading day after the date on which trading commences for such securities on the NYSE or such other national or regional exchange or market on which such securities are then listed or quoted.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the VWAP of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

(5) Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period (excluding any cash that is distributed in a reorganization event to which the provisions described below under “—Reorganization Events” apply or as part of a distribution referred to in paragraph (4) above) in an amount that exceeds $0.27 per share per quarter of our common stock (such per share amount being referred to at the “reference dividend”), immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which shall be equal to the current market price on the date fixed for such determination less the per share amount of the distribution and the denominator of which shall be equal to such current market price minus the reference dividend.

The reference dividend is subject to adjustment on an inversely proportional basis whenever the fixed settlement rates are adjusted, provided that no adjustment will be made to the reference dividend for any adjustment made to the fixed settlement rates pursuant to this clause (5).

(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the VWAP on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the second business day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate immediately prior to the close of business on the date of the expiration time by

•
a fraction (A) the numerator of which shall be equal to (x) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (y) the amount of cash consideration plus the fair market value of the aggregate non-cash consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender offer or exchange offer, of purchased shares), and (B) the denominator of which shall be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “purchased shares”).

The “current market price” per share of our common stock or any other security on any day means the average VWAP for the 20 consecutive trading days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

Reorganization Events. The following events are defined as “reorganization events”:

•	any consolidation or merger of Morgan Stanley with or into another person or of another person with or into Morgan Stanley; or

•	any sale, transfer, lease or conveyance to another person of the property of Morgan Stanley as an entirety or substantially as an entirety; or

•	any statutory share exchange of Morgan Stanley with another person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or termination of Morgan Stanley in each case in which holders of our common stock would be entitled to receive cash, securities or other property for their shares of common stock.

Upon a reorganization event, each stock purchase contract shall thereafter, in lieu of a variable number of shares of our common stock, be settled by delivery of exchange property units. An “exchange property unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of common stock held by our affiliates and non-affiliates. In the event all holders of our common stock (other than any constitutent person and affiliates thereof) do not receive the same form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units will be entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election (or of all such holders if none make an election).

In the event of such a reorganization event, the person formed by such consolidation, or merger or the person which acquires our assets shall execute and deliver to the transfer agent an agreement providing that the holder of each PEPS Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this “—Anti-dilution Adjustments” section. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Holders have the right to settle their obligations under the PEPS Units early in the event of certain cash mergers as described above under “—Early Settlement Upon Cash Merger.”

You may be treated as receiving a constructive distribution from us with respect to the stock purchase contract if under applicable Treasury regulations (1) the settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or a failure to decrease) the settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in (or failure to decrease) the settlement rate. In addition, non-U.S. holders of PEPS Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax.

In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment, provided that effect shall be given to anti-dilution adjustments not later than the stock purchase date for a PEPS Unit.

No adjustment to the settlement rate need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the holders would receive upon settlement of the PEPS Units, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following settlement of the PEPS Units.

The fixed settlement rates will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the PEPS Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid dividends.

We will be required, as soon as practicable after the settlement rate is adjusted, to provide written notice of the adjustment to the holders of PEPS Units.

If an adjustment is made to each fixed settlement rate pursuant to paragraphs (1) through (6) of this “— Anti-dilution Adjustments” section, a corresponding adjustment also will be made to the applicable market value solely to determine which of the clauses of the definition of settlement rate will be applicable on the stock purchase date or any cash merger early settlement date, but there will be no adjustment to the applicable market value as such term is used as the denominator in the fraction described in clause (2) of the definition of settlement rate set forth in “— Purchase of Common Stock,” provided that if an event requiring an adjustment occurs on any trading day during the observation period, the VWAP calculated for each trading day before the event requiring an adjustment occurs will be adjusted in a manner inversely proportional to the adjustment to the fixed settlement rates.

To the extent that we have a rights plan in effect upon a settlement of a purchase contract, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to the settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

CERTAIN OTHER PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

The following is a summary of certain other provisions of the purchase contract and pledge agreement. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of certain other provisions of the purchase contract and pledge agreement but is not necessarily complete.

No Consent to Assumption

Holders of PEPS Units, by acceptance of PEPS Units, will under the terms of the purchase contract and pledge agreement for the relevant series of PEPS Units expressly withhold any consent to the assumption (i.e., affirmance) of the stock purchase contracts and the PEPS Units, as applicable, by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We covenant in the purchase contract and pledge agreement for a series of PEPS Units that we will not merge or consolidate with, or transfer or lease all or substantially all of our assets to, any person or entity, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

º	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

º
will expressly assume all of our obligations under the stock purchase contracts, the purchase contract and pledge agreement, the trust agreement, the junior subordinated indenture, the junior subordinated debentures, the guarantee and the remarketing agreement; and

•
immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions applicable to us under the stock purchase contracts, the purchase contract and pledge agreement, the trust agreement, the junior subordinated indenture, the junior subordinated debentures, the guarantee or the remarketing agreement.

Modification

Each purchase contract and pledge agreement will contain provisions permitting us, the stock purchase contract agent or the collateral agent, as the case may be, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations,

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements,

•	to evidence and provide for the acceptance of appointment of a successor stock purchase contract agent or a successor collateral agent or securities intermediary,

•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent, and

•	to make any other modifications that do not adversely affect the interest of the holders in any material respect.

Each purchase contract and pledge agreement will contain provisions permitting us and the stock purchase contract agent and the collateral agent, with the consent of the holders of not less than a majority of the stock purchase contracts included in the relevant series of PEPS Units at the time outstanding, to modify the terms of such stock purchase contracts or such purchase contract and pledge agreement. However, no such modification may, without the consent of the holder of each outstanding stock purchase contract affected by the modification,

•	change any distribution date,

•
change the amount or type of pledged securities related to the stock purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

•	reduce any contract adjustment payments or change the place or currency of payment,

•	impair the right to institute suit for the enforcement of the stock purchase contract or payment of any contract adjustment payments,

•
reduce the number of shares of our common stock purchasable under the stock purchase contract, increase the price to purchase shares of our common stock upon settlement of the stock purchase contract or change the stock purchase date (except as contemplated by the purchase contract and pledge agreement), or

•
reduce the above-stated percentage of outstanding stock purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the stock purchase contracts or the purchase contract and pledge agreement.

If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units of a series of PEPS Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

Title

We, the stock purchase contract agent and the collateral agent may treat the registered owner of any PEPS Units as the absolute owner of the PEPS Units for the purpose of making payment and settling the related stock purchase contracts and for all other purposes.

Replacement of Certificates

The PEPS Units will be issued initially in certificated, registered form. Any mutilated PEPS Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the stock purchase contract agent. PEPS Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the stock purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the stock purchase contract agent. In the case of a destroyed, lost or stolen PEPS Unit certificate, an indemnity satisfactory to the stock purchase contract agent and us may be required at the expense of the holder of the PEPS Units evidenced by the certificate before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any PEPS Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any cash merger early settlement date, the stock purchase date for any stock purchase contracts or after the stock purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement PEPS Unit certificate following any of these dates, the stock purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of our common stock issuable pursuant to the stock purchase contracts included in the PEPS Units evidenced by the certificate or, if the stock purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities included in the PEPS Units evidenced by the certificate.

Information Concerning the Stock Purchase Contract Agent

The Bank of New York initially will be the stock purchase contract agent under each purchase contract and pledge agreement. The stock purchase contract agent will act as the agent for the holders of each series of PEPS Units from time to time. The purchase contract and pledge agreement will not obligate the stock purchase contract agent to exercise any discretionary powers in connection with a default under the terms of the PEPS Units or the purchase contract and pledge agreement.

Each purchase contract and pledge agreement will contain provisions limiting the liability of the stock purchase contract agent. Each purchase contract and pledge agreement will contain provisions under which the stock purchase contract agent may resign or be replaced. Any such resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information Concerning the Collateral Agent and Securities Intermediary

The Bank of New York initially will be the collateral agent and securities intermediary under the purchase contract and pledge agreements.

In its capacity as collateral agent, The Bank of New York will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the PEPS Units, except for the obligations owed by a pledgee of property to the owner of the property under the relevant purchase contract and pledge agreement and applicable law.

All property delivered to the securities intermediary pursuant to each purchase contract and pledge agreement will be credited to a collateral account established by the securities intermediary for the collateral agent. The securities intermediary will treat the stock purchase contract agent as entitled to exercise all rights relating to any financial asset credited to such collateral account, subject to the provisions of such purchase contract and pledge agreement.

Each purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent and securities intermediary and provisions under which they may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Governing Law

Each purchase contract and pledge agreement and the stock purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Miscellaneous

Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you will be responsible for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

Each purchase contract and pledge agreement will provide that we will pay all fees and expenses related to the offering of the relevant series of PEPS Units, including the fees and expenses of the stock purchase contract agent and the fees and expenses relating to the enforcement by the stock purchase contract agent of the rights of the holders of the PEPS Units of such series.

Each purchase contract and pledge agreement will provide that we will pay all fees and expenses related to the retention of the collateral agent and securities intermediary.

DESCRIPTION OF THE MORGAN STANLEY CAPITAL TRUSTS

Morgan Stanley Capital Trust A, Morgan Stanley Capital Trust B and Morgan Capital Trust C (each a “Morgan Stanley Trust” and collectively, the “Morgan Stanley Trusts”) will be formed as Delaware statutory trusts. The Morgan Stanley Trusts will exist solely to:

•	issue and sell their common securities to Morgan Stanley;

•	issue and sell their trust preferred securities as part of this offering;

•	use the proceeds from the sale of their common securities and trust preferred securities to purchase junior subordinated debentures from Morgan Stanley; and

•	engage in other activities that are necessary, convenient or incidental to these purposes.

The name and address of the Delaware trustee for each Morgan Stanley Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and the name and address of the property trustee, the guarantee trustee and the indenture trustee for each Morgan Stanley Trust will be The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286. The principal offices and telephone number of each Morgan Stanley Trust are 1585 Broadway, New York, New York 10036 and (212) 761-4000.

We, as holder of the common securities of each Morgan Stanley Trust, intend to select our employees, officers or affiliates to serve as administrators of the Morgan Stanley Trusts. Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities of the Morgan Stanley Trusts, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if a default with respect to the junior subordinated debentures occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities of the Morgan Stanley Trusts may remove and replace the property trustee and Delaware trustee for the Morgan Stanley Trusts at any time.

We will pay all fees and expenses related to the organization of each Morgan Stanley Trust and the offering of the trust preferred securities. We will also pay all ongoing costs and expenses of the Morgan Stanley Trusts, except obligations under the common securities and trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a summary of some of the terms of the trust preferred securities. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the trust preferred securities but is not necessarily complete.

General

The Morgan Stanley Trusts will issue the trust preferred securities under the terms of the trust agreements. The trust agreements will be deemed to be qualified under the Trust Indenture Act. The Bank of New York will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreements and the Delaware Statutory Trust Act and those made part of the trust agreements by the Trust Indenture Act.

The trust preferred securities will have an initial stated amount of $1,000 per trust preferred security and will be mandatorily redeemable for their liquidation amount upon the redemption or maturity of the related junior subordinated debentures (initially February 17, 2042, but subject to change as described below under “—Redemption”).

The trust preferred securities will rank equal to, and payments will be made on the trust preferred securities on a proportional basis with, the common securities, as such term is described under “The Morgan Stanley Capital Trusts.” However, the trust preferred securities will rank prior to the common securities as to payment if there occurs with respect to the junior subordinated debentures an event of default or a default as a result of a failure to pay amounts under the junior subordinated debentures when due as described under “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Please note, however, that the aggregate liquidation amount of the common securities for each Morgan Stanley Trust is only $10,000. The trust agreements do not permit the Morgan Stanley Trusts to issue any securities other than the common securities and the trust preferred securities or to incur any indebtedness.

Morgan Stanley will register each series of the junior subordinated debentures in the name of the applicable Morgan Stanley Trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the trust preferred securities and the common securities.

Distributions

Subject to the deferral provisions described below, interest on each series of the junior subordinated debentures, and, accordingly, distributions on the related trust preferred securities, will be cumulative and will be fixed initially at an annual rate of 6% of the stated amount. Distributions on the trust preferred securities will accumulate from the date of issuance of the PEPS Units and will be payable quarterly in arrears on each February 17, May 17, August 17 and November 17 occurring prior to and including the date of a successful remarketing, commencing February 17, 2008, and when, as and if funds are available for distributions. We may, however, in connection with a successful remarketing, elect to change the distribution dates effective from and after the remarketing settlement date, including an election to pay distributions semi-annually.

The rate on any series of junior subordinated debentures will be reset in connection with the remarketing of such series as described below under “Description of the Junior Subordinated Debentures—Remarketing.” In addition, the frequency of interest payments of any series of junior subordinated debentures may be changed in connection with the remarketing of any series of trust preferred securities as described under “Description of the Junior Subordinated Debentures—Remarketing.”

We may at our option, and will if so directed by any then applicable regulatory authority, defer cash payments of interest on any series of junior subordinated debentures at any time or from time to time provided that we will not defer cash payments of interest with respect to any series of junior subordinated debentures without deferring cash payments of interest with respect to all remaining series of junior subordinated debentures. We may not defer interest payments with respect to any series of junior subordinated debentures for any period of time that (i) exceeds 20 consecutive interest payment dates (or the equivalent if interest periods are not at the time quarterly), or (ii) extends beyond the stated maturity date or any redemption date of such series of junior subordinated debentures. Any deferred payments of interest will accrue additional interest at the applicable rate then borne by such series of junior subordinated debentures. As a consequence, each Morgan Stanley Trust will accumulate corresponding distributions on the related series of trust preferred securities. Accumulated distributions will accumulate as interest on the junior subordinated debentures, from the relevant distribution date during any deferral period, at the rate originally applicable to the junior subordinated debentures compounded on each distribution date with respect to the trust preferred securities, to the extent permitted by applicable law.

We covenant that, if, with respect to any series of junior subordinated debentures, we defer interest on any interest payment date on or prior to the stock purchase date for such series, we will notify any then applicable regulatory authority and, if we have elected to defer interest with respect to a series of junior subordinated debentures and there is a failed final remarketing with respect to such series, then we will pay the holders the deferred interest in additional subordinated notes, which will be distributed by the relevant Morgan Stanley Trust to the holders of the related series of trust preferred securities. If we issue any additional subordinated notes, the foregoing covenant will also apply to the payment of interest on and principal of these notes.

After we give notice of any deferral of contract adjustment payments or interest on any series of junior subordinated debentures and during any period that we are deferring interest on such series of junior subordinated debentures (and, accordingly, the relevant Morgan Stanley Trust is accumulating distributions on the related series of trust preferred securities) or have issued but not yet repaid in full additional subordinated notes in respect of deferred interest, we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock, as described under “Description of the Junior Subordinated Debentures—Restrictions on Certain Payments.”

Each Morgan Stanley Trust will make distributions on the related series of trust preferred securities on the relevant distribution dates to the extent that it has funds available therefor. The trust funds available for distribution to you as a holder of a series of trust preferred securities will be limited to payments received from us on the related series of junior subordinated debentures held by each Morgan Stanley Trust. We will guarantee the payment of distributions on the trust preferred securities out of moneys held by the relevant Morgan Stanley Trust to the extent of available trust funds held by the applicable Morgan Stanley Trust, as described under “Description of the Guarantee.” Our obligations under the junior subordinated debentures are subordinate and junior in right of payment to all our senior debt.

When a distribution date is not a business day, the Morgan Stanley Trusts will make the distribution on the next business day without interest. The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

Distributions made for periods prior to the stock purchase date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the same basis as the reset interest rate on the junior subordinated debentures is calculated.

Payment of Distributions

Distributions on the trust preferred securities will be payable to holders, including the collateral agent, as they appear on the books and records of the Morgan Stanley Trusts on the relevant record dates. The record dates will be the first day of the month in which the relevant distribution date falls.

The Morgan Stanley Trusts will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the payment account for the benefit of the holders of the related series of trust preferred securities and the related series of common securities.

If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay, with the same force and effect as if made on the distribution date.

A business day is a day other than (a) a Saturday or Sunday, and (b) a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to close.

Remarketing

Unless a special event redemption or a termination event has occurred, or all the stock purchase contracts have settled early as a result of an early settlement or an early settlement upon a cash merger, or all of the outstanding PEPS Units are held in the form of Treasury Units and none of the holders of the related trust preferred securities has elected to participate in the remarketing, as described under “Description of the Trust Preferred Securities—Remarketing,” or all of the holders of PEPS Units have settled their stock purchase contracts with separate cash, as described above under “—Notice to Settle with Cash,” and none of the holders of the related trust preferred securities have elected to participate in the remarketing, we, through the remarketing agent, will attempt to remarket the trust preferred securities in a process we call “remarketing.” All of the outstanding trust preferred securities held as part of Corporate Units will be remarketed in the remarketing other than those the holders of which have elected (i) not to participate in the remarketing and (ii) to settle the related stock purchase contract with separate cash, whether or not the remarketing is successful. See “Description of the Stock Purchase Contracts—Notice to Settle with Cash.” If you hold trust preferred securities separately and not as part of the Corporate Units, your trust preferred securities will not be remarketed unless you elect to participate in the remarketing. After any successful remarketing, the interest rate, interest payment dates and other terms of each series of the underlying junior subordinated debentures may change, as a result of which the distribution rate on and certain other terms of all of the related trust preferred securities may also change, even those that were not included in the remarketing. See “Description of the Junior Subordinated Debentures—Remarketing.”

Under the remarketing agreement, on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the beginning of any remarketing period holders of the trust preferred securities not held as part of the related series of Corporate Units may elect to have their trust preferred securities included in the remarketing and remarketed in the same manner and at the same price as the trust preferred securities held as part of the Corporate Units by delivering their trust preferred securities along with a notice to the collateral agent. The collateral agent will hold these trust preferred securities or their proceeds, as the case may be, in an account separate from the collateral account in which the securities pledged to secure the obligations of the holders of Corporate Units under the stock purchase contracts will be held. Holders of the trust preferred securities electing to have their trust preferred securities remarketed will also have the right to withdraw that election on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the beginning of any remarketing period. If the remarketing agent cannot remarket a series of trust preferred securities during any remarketing period, the remarketing agent will promptly return such trust preferred securities not held as part of Corporate Units to the collateral agent for release to the holders.

If the remarketing of any series of trust preferred securities is successful, the remarketing agent will remit to the collateral agent the proceeds of such remarketing for payment to such participating holders of trust preferred securities not held as part of Corporate Units.

Redemption

When Morgan Stanley repays or redeems a series of the junior subordinated debentures, whether at the final maturity date or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem the related trust preferred securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of such series of junior subordinated debentures being repaid or redeemed. The redemption price per trust preferred security will equal the $1,000 liquidation amount, plus accrued and unpaid distributions to but excluding the redemption date for such trust preferred securities, provided that, in the case of an early redemption in connection with a special event (as defined below), the redemption price per security will be the redemption amount determined as described below plus the amount of deferred interest (including compound interest thereon) through the date of redemption.

In the case of an early redemption in connection with a special event prior to the remarketing settlement date for a series of trust preferred securities, the redemption price payable in respect of all junior subordinated debentures included in PEPS Units of the related series will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount (as defined below) of such redemption price to purchase the treasury portfolio on behalf of the holders of the PEPS Units of such series and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the stock purchase contract agent for payment to the holders of such series of PEPS Units. Thereafter, the applicable ownership interests in the treasury portfolio will be substituted for such series of junior subordinated debentures and will be pledged to us through the collateral agent to secure the related PEPS Unit holders’ obligations to purchase shares of our common stock under the related stock purchase contracts. Holders of junior subordinated debentures of such series that are not part of PEPS Units will directly receive proceeds from the redemption of the junior subordinated debentures.

If less than all of the junior subordinated debentures of a series are to be repaid or redeemed, then the aggregate liquidation amount of the related trust preferred securities and related common securities to be redeemed will be allocated in proportion to their respective aggregate liquidation amounts, except in the case of an event of default or a default under such junior subordinated debentures as a result of any failure by Morgan Stanley to pay any amounts under such junior subordinated debentures when due. Please note, however, that the aggregate liquidation amount of the common securities of each Morgan Stanley Trust is only $10,000.

Subject to obtaining any then required regulatory approval, Morgan Stanley may redeem the junior subordinated debentures included in a series of Corporate Units:

•
in whole or in part, on one or more occasions, at any time on or after the date (the “first optional redemption date” that is the later of (a) August 17, 2012 if the relevant stock purchase date is on August 17, 2010 (or if such day is not a business day, the next succeeding business day) and the third anniversary of the relevant stock purchase date if such date is after August 17, 2010 (or if such day is not a business day, the next succeeding business day) and (b) if we are deferring interest on the related junior subordinated debentures on the applicable stock purchase date, the date that is five years after the beginning of the relevant deferral period; and

•	in whole, but not in part, at any time prior to the remarketing settlement date for the related series of trust preferred securities:

•	within 90 days following the occurrence and continuation of a tax event, accounting event or an investment company event, each as defined below,

•	following the occurrence and continuation of a regulatory event, rating agency event or property trustee event, each as defined below.

If then required under the rules and regulations of any applicable regulatory authority, Morgan Stanley will obtain the prior approval of such applicable regulatory authority before exercising its redemption rights described in this offering memorandum.

A redemption of the junior subordinated debentures will cause a mandatory redemption of the related series of the trust preferred securities and the common securities. See “Description of Junior Subordinated Debentures—Redemption.”

“Special event” means a tax event, an accounting event, an investment company event, a regulatory event, a rating agency event or a property trustee event.

“Tax event” means the receipt by Morgan Stanley of an opinion of counsel experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that as a result of:

•
any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision thereof or taxing authority therein affecting taxation which is effective on or after the date of this offering memorandum;

•	any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations which is announced on or after the date of this offering memorandum; or

•
any threatened challenge asserted in connection with an audit of a Morgan Stanley Trust, Morgan Stanley or Morgan Stanley’s subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debentures or the PEPS Units, which challenge becomes publicly known or otherwise becomes widely known to tax practitioners on or after the date of this offering memorandum;

there is more than an insubstantial increase in the risk that:

(1)
a Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debentures;

(2)
interest payable by Morgan Stanley on the junior subordinated debentures is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by Morgan Stanley, in whole or in part, for U.S. federal income tax purposes; or

(3)	a Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of taxes, duties or other governmental charges.

If any Morgan Stanley Trust is the holder of all the junior subordinated debentures and any of the events referred to in clause (1) or (3) above shall occur, Morgan Stanley will pay any additional sums required so that distributions on the trust preferred securities will not be reduced by any additional taxes, duties or other governmental charges payable by such Morgan Stanley Trust as a result of the tax event. See “Description of Junior Subordinated Debentures—Additional Sums.”

“Accounting event” means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50— Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the junior subordinated debentures, we must either (a) account for the stock purchase contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the stock purchase contracts with changes appearing in our income statement) or (b) account for PEPS Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the relevant series of junior subordinated debentures.

“Investment company event” means the receipt by Morgan Stanley of an opinion of counsel experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Morgan Stanley

Trusts are or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of this offering memorandum.

“Property trustee event” means the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

“Regulatory event” means the determination by Morgan Stanley, based on the opinion of counsel experienced in such matters, who may be an employee of Morgan Stanley or any of its affiliates, that as a result of:

•	any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto, or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment, clarification, change, pronouncement or decision is effective or announced on or after the date of this offering memorandum, there is more than an insubstantial risk that the PEPS Units will no longer constitute tier 1 (or its equivalent) capital of Morgan Stanley or any holding company of which Morgan Stanley is a subsidiary for the purposes of the capital adequacy guidelines or policies of any applicable regulatory body or governmental authority.

“Rating agency event” means the determination by Morgan Stanley of a change by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that currently publishes a rating for Morgan Stanley (a “rating agency”) in the equity credit criteria for securities such as the PEPS Units resulting in a lower equity credit to Morgan Stanley than the equity credit assigned by such rating agency to the PEPS Units on the date of this offering memorandum.

“Redemption amount” means, for each junior subordinated debenture, prior to the remarketing settlement date for such junior subordinated debenture, the product of the principal amount of such junior subordinated debenture and a fraction, the numerator of which is the treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below; provided that in no event shall the redemption amount for any junior subordinated debenture be less than the principal amount of such junior subordinated debenture.

“Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent, as defined below, between 9:00 a.m. and 11:00 a.m., New York City time on the third business day immediately preceding the special event redemption date for the purchase of the treasury portfolio described below for settlement on the special event redemption date.

“Applicable principal amount” means the aggregate principal amount of the applicable series of junior subordinated debentures on the special event redemption date.

“Treasury portfolio” means as of any date a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the second business day immediately preceding the remarketing settlement date for the next remarketing period in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the junior subordinated debentures that occurs after the special event redemption date, to and including such remarketing settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the junior subordinated debentures on such date.

“Quotation agent” means any primary U.S. government securities dealer selected by us.

Redemption Procedures

Each Morgan Stanley Trust may the related series of redeem trust preferred securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

The property trustee will mail written notice of the redemption of the trust preferred securities to the registered holders at least 15 but not more than 30 days before the date fixed for redemption. If a Morgan Stanley Trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for trust preferred securities held in book-entry form:

•	irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

•	give DTC irrevocable instructions and authority to pay the redemption price to the holders of the related series of trust preferred securities.

With respect to trust preferred securities not held in book-entry form, if funds are available for payment, the property trustee will:

•	irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

•
give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of trust preferred securities upon surrender of their certificates evidencing the trust preferred securities.

Notwithstanding the above, distributions payable on or prior to the date of redemption for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates.

Once notice of redemption is given and funds are deposited, then all rights of the holders of the trust preferred securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds deposited as required, the trust preferred securities then will cease to be outstanding.

If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

If payment of the redemption price for the trust preferred securities called for redemption is improperly withheld or refused and not paid either by the relevant Morgan Stanley Trust or by Morgan Stanley under the guarantee, then distributions on those trust preferred securities will continue to accumulate at the then applicable rate, from and including the date of redemption to but excluding the date of actual payment. In this case, the actual distribution date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to the above and applicable law, including United States federal securities laws, Morgan Stanley or its affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement, and may resell trust preferred securities.

If less than all the trust preferred securities and common securities are redeemed, then the aggregate liquidation amount of the trust preferred securities and the common securities to be redeemed normally will be allocated in proportion to their respective aggregate liquidation amounts. However, if there has occurred with respect to a series of junior subordinated debentures an event of default or a default as a result of any failure by Morgan Stanley to pay any amounts under such junior subordinated debentures when due, holders of the related series of trust preferred securities will be paid in full before any payments are made to holders of the related series of common securities. Please note, however, that the aggregate liquidation amount of the common securities for any Morgan Stanley Trust is only $10,000. The property trustee will select the particular trust preferred securities to be redeemed on the pro rata basis described above not more than 30 days prior to the date of redemption by any method the property trustee deems fair and appropriate or, if the trust preferred securities are then held in book-entry form, in accordance with DTC’s customary procedures. For federal income tax purposes, unless otherwise prevented, we and the trusts intend to treat such partial redemption, and in purchasing the PEPS Units or the related trust preferred securities, the holders agree to treat such partial redemption, as an in kind distribution of the related series of junior subordinated debentures to the holders of such trust preferred securities in redemption of such trust preferred securities chosen to be redeemed immediately followed by a cash redemption by us of the related series of junior subordinated debentures held by such holders.

Liquidation Distribution upon Dissolution

The amount payable on the trust preferred securities in the event of any liquidation of the related Morgan Stanley Trust is the liquidation amount of $1,000 per trust preferred security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of the related series of junior subordinated debentures.

Morgan Stanley may at any time dissolve a Morgan Stanley Trust, subject to obtaining any then required regulatory approval. If a Morgan Stanley Trust dissolves and it has paid or made reasonable provision to pay, in accordance with Section 3808(e) of the Delaware Statutory Trust Act, the liabilities owed to its creditors, the related series of junior subordinated debentures may be distributed to the holders of the related series of trust preferred securities and common securities.

The trust agreements each state that the relevant Morgan Stanley Trust will dissolve automatically on February 17, 2048, or earlier upon:

(1)	the bankruptcy, dissolution or liquidation of Morgan Stanley;

(2)
written direction by Morgan Stanley to the property trustee to dissolve a Morgan Stanley Trust and distribute the related series of junior subordinated debentures to the holders of the related series of trust preferred securities, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of Morgan Stanley;

(3)
the redemption of all the trust preferred securities of a series in connection with the redemption of all the junior subordinated debentures of such series or the maturity of such series of junior subordinated debentures; or

(4)	the entry of an order for the dissolution of a Morgan Stanley Trust by a court of competent jurisdiction.

If a Morgan Stanley Trust dissolves as described in clauses (1), (2) or (4) above, after the trust pays all amounts owed to creditors, holders of the related series of trust preferred securities and the related series of common securities will be entitled to receive:

•
junior subordinated debentures of such series having a principal amount equal to the liquidation amount of the related series of trust preferred securities and related series of common securities of the holders; or, if this is not practical,

•
a cash amount equal to, in the case of holders of such series of trust preferred securities, the aggregate liquidation amount plus accumulated but unpaid distributions to but excluding the date of payment.

If a Morgan Stanley Trust cannot pay the full amount due on the related series of trust preferred securities and the related series of common securities because it has insufficient assets for payment, then the amounts such Morgan Stanley Trust owes on such series of trust preferred securities will be proportionately allocated. The holders of the related series of common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the related series of trust preferred securities, except that if there occurs with respect to the related series of junior subordinated debentures an event of default or a default as a result of a failure by Morgan Stanley to pay any amounts in respect of such series of junior subordinated debentures when due, such Morgan Stanley Trust will pay the total amounts due on the related series of trust preferred securities before making any distribution on the related series of common securities.

After the liquidation date is fixed for any distribution of junior subordinated debentures, upon dissolution of a Morgan Stanley Trust:

•	the related series of trust preferred securities and the related series of common securities will no longer be deemed to be outstanding;

•
DTC or its nominee, as the registered holder of the related series of trust preferred securities, will receive a registered global certificate or certificates representing such series of junior subordinated debentures to be delivered upon distribution with respect to the related series of trust preferred securities held by DTC or its nominee; and

•
any certificates representing the related series of trust preferred securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the liquidation amount of the trust preferred securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on such trust preferred securities, until the holder of those certificates presents them to the securities registrar for the trust preferred securities for transfer or reissuance.

Trust Preferred Securities Events of Default

Any one of the following events constitutes an event of default under the trust agreements, which we refer to as trust preferred securities event of default, regardless of the reason for the trust preferred securities event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a default with respect to the junior subordinated debentures in which the proceeds from the sale of the common securities and trust preferred securities have been invested;

•
default by a Morgan Stanley Trust or the property trustee in the payment of any distribution on the related series of trust preferred securities when it becomes due and payable, and continuation of the default for a period of 30 days;

•
default by a Morgan Stanley Trust or the property trustee in the payment of any redemption price of any common security or trust preferred security issued pursuant to its trust agreement when it becomes due and payable;

•
default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable property trustee and Delaware trustee (other than a covenant or warranty described above dealing with default in the payment of any distribution or redemption price) and continuation of such default or breach for a period of 60 days after written notice has been given, by registered or certified mail, to the applicable property trustee and Delaware trustee and us by the holders of at least 25% in aggregate liquidation amount of the related series of trust preferred securities outstanding, which notice must specify the default or breach, demand it be remedied and state that it is a Notice of Default under the applicable trust agreement; or

•
the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

Within ten business days after the occurrence of any trust preferred securities event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable common securities or trust preferred securities and the administrators, unless the trust preferred securities event of default has been cured or waived. In addition, the property trustee will notify each holder of the trust preferred securities of any notice of default received by it with respect to the junior subordinated debentures. We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the Morgan Stanley Trusts are in compliance with all the conditions and covenants under their trust agreements.

The existence of a trust preferred securities event of default does not entitle the holders of trust preferred securities to accelerate the maturity thereof.

An event of default under the junior subordinated indenture entitles the property trustee, as sole holder of the junior subordinated debentures, and the holders of the related series of trust preferred securities to declare the junior subordinated debentures due and payable under the junior subordinated indenture. The only events of default under the junior subordinated indenture are (i) Morgan Stanley’s failure to pay interest for 30 days after deferral for 20 or more consecutive quarterly interest periods or the equivalent thereof, in the event that interest periods are other than quarterly and (ii) the occurrence of certain events of bankruptcy or insolvency of Morgan Stanley, whether voluntary or not.

Voting Rights

Except as described under “Description of the Guarantees—Amendments and Assignments” and “Description of the Junior Subordinated Debentures—Modification of Indentures” or as otherwise required by law or the trust agreements, as an owner of trust preferred securities, you will be entitled to vote only on the following matters:

•	removal of the property trustee or the Delaware trustee:

º	when there is a default under the related series of junior subordinated debentures; or

º	when holders of a majority in liquidation value of the outstanding trust preferred securities of such series decide to remove either of the trustees for cause;

•	certain modifications to the terms of such series of trust preferred securities and the guarantee that would adversely affect the rights of the holders of such trust preferred securities; and

•	the exercise of rights as holder of the junior subordinated debentures by the Morgan Stanley Trust that corresponds to your trust preferred securities.

The trustees are authorized and directed to conduct the affairs of and to operate the Morgan Stanley Trusts in such a way that it will not be characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes.

In this regard, we and the trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Morgan Stanley Trusts or the Declarations of Trust, that we and the trustees determine to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the trust preferred securities.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following describes material terms of the junior subordinated debentures. You should also read the Junior Subordinated Indenture, dated as of October 1, 2004, between Morgan Stanley and The Bank of New York, as indenture trustee (the “junior subordinated indenture”)

Under circumstances involving the dissolution of any Morgan Stanley Trust or, at the election of Morgan Stanley, such Morgan Stanley Trust may distribute the junior subordinated debentures to the holders of the trust preferred securities and the common securities in liquidation of such Morgan Stanley Trust. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

General

The junior subordinated debentures are unsecured, subordinated obligations of Morgan Stanley. The junior subordinated debentures to be acquired by each Morgan Stanley Trust will be limited in aggregate principal amount to $2,000,010,000 in the case of Morgan Stanley Trust A, $2,000,010,000 in the case of Morgan Stanley Trust B and $1,579,153,000 in the case of Morgan Stanley Trust C. Each such amount will be limited to the sum of:

•	the aggregate stated liquidation amount of the PEPS Units issued by the relevant Morgan Stanley Trust; and

•	the amount of capital contributed by Morgan Stanley to the relevant Morgan Stanley Trust in exchange for the common securities.

The junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Morgan Stanley’s current and future senior indebtedness (as defined below). The junior subordinated debentures will be effectively subordinated to all indebtedness and other liabilities of Morgan Stanley’s subsidiaries. The junior subordinated debentures and related guarantee will rank pari passu with the junior subordinated debt of Morgan Stanley underlying the existing capital securities of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V and Morgan Stanley Capital Trust VI (collectively, the “Parity Trusts”) and guarantees by Morgan Stanley of the capital securities issued by the Parity Trusts, respectively. The junior subordinated debentures and the guarantee will rank senior to the junior subordinated debt of Morgan Stanley underlying the existing capital securities of Morgan Stanley Capital Trust VII and Morgan Stanley Capital Trust VIII (collectively, the “junior trusts”) and the guarantee by Morgan Stanley of the capital securities issued by the junior trusts and may rank junior to, senior to or pari passu with junior subordinated debentures and guarantees underlying capital securities to be issued in the future by trusts similar to the Morgan Stanley Trusts or other junior subordinated securities to be issued in the future by Morgan Stanley. For information on the subordination of the junior subordinated debentures, see “— Subordination” and “Description of Guarantees — Status of the Guarantees” for a more detailed explanation.

The junior subordinated debentures included in a series of Corporate Units will have terms substantially similar to the terms of the trust preferred securities included in such series, except that the junior subordinated debentures will not be remarketed at any time (unless the junior subordinated debentures are distributed directly to holders of the trust preferred securities). Instead, upon a successful remarketing, as described below under “—Remarketing,” the coupon on the junior subordinated debentures will be correspondingly reset to match the corresponding distribution rate on the trust preferred securities.

Interest Rate and Maturity

The junior subordinated debentures will mature on February 17, 2042 (subject to change in connection with a remarketing of the trust preferred securities) and will bear interest accruing from the date of issuance, at the rate of 6% per annum, payable quarterly in arrears on each February 17, May 17, August 17 and November 17, commencing February 17, 2008 subject to the deferral provisions described under “—Option to Defer

Interest Payments” below and subject to the reset of the interest rate in connection with a remarketing described under “—Remarketing” below.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case that any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay.

In connection with a remarketing of each series of trust preferred securities described below in “—Remarketing,” the remarketing agent may reset the rate and the interest payment frequency (including a change from quarterly to semi-annual interest payments) on the related series of junior subordinated debentures to a new fixed rate and/or payment frequency that will apply to all outstanding junior subordinated debentures of any series and will become effective on the remarketing settlement date for such series.

Option to Defer Interest Payments

We will have the right under the subordinated indenture to defer, and will defer if directed to do so by any then applicable regulatory authority, the payment of interest on the junior subordinated debentures at any time or from time to time. We may not defer interest payments for any period of time that (i) exceeds 20 consecutive interest payment dates (or the equivalent if interest periods are not at the time quarterly), or (ii) extends beyond the stated maturity date or any redemption date of the junior subordinated debentures. Any deferral period must end on an interest payment date. Prior to the termination of any deferral period, we may extend such deferral period, provided such extended deferral period complies with these limitations. No interest will be due and payable during a deferral period except at the end thereof. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. Upon the termination of any deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. Subject to the foregoing, there is no limitation on the number of times that we may begin or extend a deferral period.

We may pay any deferred interest on the junior subordinated debentures, including additional interest accrued thereon, in cash on any interest payment date following the beginning of the deferral period.  If on the stock purchase date we elect not to pay any accrued and unpaid deferred interest on the junior subordinated debentures and there is a successful remarketing, we will pay such deferred interest out of the proceeds of the successful remarketing.

If we exercise our right to defer payments of interest on the junior subordinated debentures, we intend to treat the junior subordinated debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive.

If we are deferring interest on the junior subordinated debentures and there is a failed final remarketing, then on the stock purchase date we will pay the holders of Corporate Units deferred interest on the junior subordinated debentures in “additional subordinated notes” that have a principal amount equal to the aggregate amount of deferred interest as of the stock purchase date, mature on a maturity date determined at the time of their issuance but in no event earlier than the later of August 17, 2012 and the date that is five years following the commencement of the deferral period, bear interest at a rate per annum equal to the rate of interest originally in effect on the junior subordinated debentures, are subordinate and rank junior in right of payment to all of our senior debt on the same basis as the junior subordinated debentures, and are redeemable by us at any time prior to their stated maturity at their principal amount plus accrued and unpaid interest through the redemption date.

If the property trustee is the sole holder of the junior subordinated debentures, Morgan Stanley will give the property trustee and the Delaware trustee written notice of its selection of a deferral period no more than 15 business days before the next succeeding date on which the distributions on the PEPS Units are payable. If such selection is made prior to the stock purchase date, the property trustee will give notice of Morgan Stanley’s selection of a deferral period to the holders of the Corporate Units.

If the property trustee is not the sole holder, or is not itself the holder, of the junior subordinated debentures, Morgan Stanley will give the holders of the junior subordinated debentures and the property trustee written notice of its selection of a deferral period at least 10 business days before the earlier of:

•	the next interest payment date; and

•	the date Morgan Stanley is required to give notice to holders of the junior subordinated debentures of the record or payment date for the related interest payment.

Morgan Stanley has no present intention of exercising its right to defer payments of interest on the junior subordinated debentures.

Additional Sums

If, at any time while the property trustee is the holder of the junior subordinated debentures, any Morgan Stanley Trust is subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debentures or subject to more than a de minimis amount of taxes, duties or other governmental charges (other than taxes withheld in respect of distributions to, or for the account of, any holder of a Corporate Unit or trust preferred security), Morgan Stanley will pay as additional interest on the junior subordinated debentures any additional amounts (“additional sums”) that are required so that the distributions paid by such Morgan Stanley Trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Restrictions on Certain Payments

Morgan Stanley will not, nor will it permit any of its subsidiaries to:

•	declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on, any shares of Morgan Stanley’s capital stock;

•
make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures, other than (i) any payment of current or deferred interest on securities that rank equally with the junior subordinated debentures that is made pro rata to the amounts due on such securities (including the junior subordinated debt securities), and (ii) any payments that, if not made, would cause us to violate the terms of the instrument governing such debt securities; or

•	make any guarantee payments on any guarantee of debt securities of any of Morgan Stanley’s subsidiaries if the guarantee ranks equal or junior to the junior subordinated debentures,

if at such time Morgan Stanley has given notice of its election of a deferral period and has not rescinded this notice, or the deferral period, or any extension thereof, is continuing.

The restrictions listed above do not apply to:

•
repurchases, redemptions or other acquisitions of shares of capital stock of Morgan Stanley in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of capital stock of Morgan

Stanley, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the deferral period;

•
an exchange, redemption, reclassification or conversion of any class or series of Morgan Stanley’s capital stock, or any capital stock of a subsidiary of Morgan Stanley, for any class or series of Morgan Stanley’s capital stock, or of any class or series of Morgan Stanley’s indebtedness for any class or series of Morgan Stanley’s capital stock;

•	the purchase of fractional interests in shares of Morgan Stanley’s capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•
any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

•
any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock;

•	payments by Morgan Stanley under the guarantee of the trust preferred securities; or

•	the ability of Morgan Stanley & Co. Incorporated, or any of our other affiliates, to engage in any market-making transactions in our securities or the securities of any of our affiliates.

In addition, as long as any Morgan Stanley Trust holds any of the junior subordinated debentures, Morgan Stanley agrees:

•
to continue to hold, directly or indirectly, 100% of the common securities of such Morgan Stanley Trust, provided that certain successors that are permitted under the junior subordinated indenture may succeed to Morgan Stanley’s ownership of the common securities;

•
as holder of the common securities, not to voluntarily dissolve, windup or liquidate such Morgan Stanley Trust, other than (1) as part of the distribution of the junior subordinated debentures to the holders of the Corporate Units or separate trust preferred securities in accordance with the terms of the Corporate Units or trust agreement, as the case may be, or (2) as part of a merger, consolidation or amalgamation which is permitted under the trust agreement; and

•
to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Redemption

Subject to obtaining any then required regulatory approval, Morgan Stanley may redeem each series of junior subordinated debentures as described above under “Description of the Trust Preferred Securities—Redemption.”

Subordination

Holders of the junior subordinated debentures should recognize that contractual provisions in the junior subordinated indenture may prohibit Morgan Stanley from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated indenture and the junior subordinated debentures, to all of Morgan Stanley’s senior indebtedness and certain junior indebtedness.

For purposes of the junior subordinated debentures, “senior indebtedness” includes (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or similar instruments, including obligations with respect to securities issued under Morgan Stanley’s senior indentures or senior subordinated indentures, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations, (ii) capitalized lease obligations of Morgan Stanley, (iii) obligations of Morgan Stanley issued or assumed as the deferred purchase price of property, (iv) obligations of Morgan Stanley in respect of interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements and (v) all obligations of the type referred to in clauses (i) through (iv) of other persons which Morgan Stanley has guaranteed or is responsible or liable for as obligor or otherwise. The junior subordinated debentures will rank pari passu with the junior subordinated debt of Morgan Stanley underlying the Parity Trusts and the guarantees by Morgan Stanley of the capital securities issued by the Parity Trusts and may rank junior to, senior to or pari passu with junior subordinated debentures and guarantees underlying capital securities to be issued in the future by trusts similar to the Morgan Stanley Trusts or other junior subordinated securities to be issued in the future by Morgan Stanley. For the avoidance of doubt, the junior subordinated debentures will rank pari passu with the claims of Morgan Stanley’s trade creditors.

The indenture does not restrict our ability to issue senior indebtedness.

The indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any series of junior subordinated debentures may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•
that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•
that the principal of and accrued interest on any junior subordinated debentures has been declared due and payable upon an event of default under the junior subordinated indenture and that declaration has not been rescinded and annulled as provided under that junior subordinated indenture.

Remarketing

Unless a special event redemption or a termination event has occurred, or all the stock purchase contracts have settled early as a result of an early settlement or an early settlement upon a cash merger, or all of the outstanding PEPS Units are held in the form of Treasury Units and none of the holders of the related trust preferred securities has elected to participate in the remarketing, as described under “Description of the Trust Preferred Securities—Remarketing,” or all of the holders of PEPS Units have settled their stock purchase contracts with separate cash, as described above under “—Notice to Settle with Cash,” and none of the holders of the related trust preferred securities has elected to participate in the remarketing, we, through Morgan Stanley & Co. Incorporated as our “remarketing agent”, will attempt to remarket the trust preferred securities (or, if the junior subordinated debentures are no longer held by the relevant Morgan Stanley Trust, the junior subordinated debentures) in a process we call “remarketing.” The periods during which a remarketing will be attempted, or “remarketing periods,” will each consist of five consecutive business days beginning on the seventh business day prior to August 17, 2010, November 17, 2010, February 17, 2011, May 17, 2011 and August 17, 2011 (or if any such day is not a business day, the immediately succeeding business day), and such remarketings will continue to be attempted until the earlier to occur of the fifth such period or the earlier settlement of a successful remarketing for such series of trust preferred securities (or junior subordinated debentures). On any day other than the last day of a remarketing period, we will have the right, in our absolute discretion and without prior notice to the holders of the PEPS Units, trust preferred securities or junior subordinated debentures, to postpone the remarketing until the following business day. A successful remarketing will settle on the date, or “remarketing settlement date,” that is the third business day after the last day of the relevant remarketing period.

If in the judgment of our counsel or counsel to the remarketing agent a registration statement is required to effect the remarketing of the trust preferred securities, we will use our commercially reasonable efforts to ensure that a registration statement covering the full principal amount of the trust preferred securities to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process or we will effect such remarketing pursuant to Rule 144A under the Securities Act, if available, or any other available exemption from applicable registration requirements under the Securities Act.

The proceeds of trust preferred securities sold in a successful remarketing will be applied towards satisfying your obligation to purchase the shares of our common stock under the related stock purchase contracts. Any remaining proceeds will be remitted to holders of trust preferred securities.

Pursuant to the remarketing agreement, the remarketing agent will use its commercially reasonable efforts to obtain a price for the trust preferred securities to be remarketed that results in proceeds of at least 100% of their remarketing value. The “remarketing value” for each series of trust preferred securities will be equal to 100% of its liquidation amount, unless the remarketing period falls during a period in which we are deferring interest payments on the related junior subordinated debentures. In that case, the “remarketing value” of such trust preferred securities will be equal to 100% of their liquidation amount plus accrued and unpaid distributions payable thereon, including any deferred distributions and any interest thereon, unless we elect to pay all accrued and unpaid distributions, including any deferred distributions and any interest thereon, in cash on such distribution date, in which case the remarketing value of such trust preferred securities will be equal to 100% of their liquidation amount. We will pay the fees of the remarketing agent directly. Such fees will not be included in the calculation of the remarketing value.

To obtain that value, the remarketing agent may reset the interest rate on the underlying junior subordinated debentures and, accordingly, distributions on such trust preferred securities to a new fixed rate that will apply to all such outstanding trust preferred securities, whether or not included in the remarketing, and will become effective on the remarketing settlement date. The distribution rate on such trust preferred securities will reflect the interest rate on the underlying junior subordinated debentures as and when it is reset. If the interest rate is reset, such junior subordinated debentures will bear interest and, accordingly, such trust preferred securities will provide distributions, at that rate, or “Reset Rate,” from and after the remarketing settlement date. Such junior subordinated debentures will bear interest at the new rate from and after the remarketing settlement date, which will be a distribution date.

The Reset Rate will be equal to the interest rate determined to result in proceeds from the remarketing of the trust preferred securities of at least 100% of the remarketing value; provided that the Reset Rate may not exceed the Reset Cap in connection with the first four remarketing periods. For this purpose, the “Reset Cap” is the prevailing market yield, as determined by the remarketing agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the junior subordinated debentures may be redeemed at our option in the event of a successful remarketing, plus 350 basis points, or 3.50%, per annum.

In connection with a remarketing, we may also elect:

•
to change the date after which each series of junior subordinated debentures will be redeemable at our option to any date on or after the first optional redemption date and to change the redemption price, provided that no redemption price may be less than the principal plus accrued and unpaid interest, including deferred interest (if any), on such junior subordinated debentures; and/or

•	to change the maturity date of each series of junior subordinated debentures, but not earlier than the first optional redemption date nor later than the original maturity date.

In connection with a remarketing, we may also elect to distribute each series of junior subordinated debentures out of any Morgan Stanley Trust and remarket such junior subordinated debentures as our senior, unsecured obligations, provided that we may make such election only if such change in the priority of such junior subordinated debentures will not result in a change in payment expectations under such junior subordinated debentures. We will be required to remarket the debentures as our senior, unsecured obligations, if the remarketing agent concludes that such change in the priority of such junior subordinated debentures is necessary in order for the remarketing to be successful. If we elect or are required to remarket such junior subordinated debentures as our senior, unsecured obligations, we will also eliminate the interest deferral features of the securities being remarketed.

If the remarketing agent cannot remarket the related trust preferred securities during any of the first four remarketing periods at a price that results in proceeds, net of any remarketing fee, equal to 100% of the remarketing value of such trust preferred securities to be remarketed, then:

•	the stock purchase date will be deferred until the next remarketing settlement date;

•	the interest rate on the related junior subordinated debentures will not be reset; and

•
the remarketing agent will thereafter attempt to establish a new Reset Rate meeting the requirements described above and remarket the trust preferred securities during subsequent remarketing periods, which will begin on the seventh business day immediately preceding each of November 17, 2010, February 17, 2011, May 17, 2011 and August 17, 2011 (or if any such day is not a business day, the immediately succeeding business day).

Any subsequent remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding remarketing settlement date, provided that if a successful remarketing has not previously occurred and, as a result, the remarketing agent attempts a remarketing during the fifth remarketing period, then the Reset Rate for that remarketing will not be subject to the Reset Cap.

In the case of a failed final remarketing, the stock purchase date will be the distribution date immediately following the remarketing period and:

•
On the stock purchase date, holders of all trust preferred securities will have the right to put their trust preferred securities to us for an amount equal to the liquidation amount of their trust preferred securities. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the trust preferred securities underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the stock purchase date, the holder provides written notice of an intention to settle the related stock purchase contracts with separate cash and on or prior to the business day immediately preceding the stock purchase date delivers to the collateral agent $1,000 in cash per stock purchase contract. Unless a holder of Corporate Units has settled the related stock purchase contracts with separate cash on or prior to the stock purchase date, the holder will be deemed to have elected to apply the put price against such holder’s obligations to us under the related stock purchase contracts, thereby satisfying such obligations in full, and we will deliver to the holder our common stock pursuant to the related stock purchase contracts.

•
The interest rate on the junior subordinated debentures underlying the trust preferred securities will not be reset and they will continue to accrue interest at the interest rate that would otherwise apply. In the event of a final failed remarketing, we may move up the stated maturity of the junior subordinated debentures and, accordingly, the mandatory redemption date of the trust preferred securities, to any date on or after the date that is the later of (a) two years after the remarketing settlement date and (b)

if we are deferring interest on the junior subordinated debentures at the time of the remarketing, the date that is five years after the beginning of the relevant deferral period.

•
We will issue additional subordinated notes in the amount of any accrued and unpaid (or deferred) interest on the junior subordinated debentures as of the stock purchase date to each Morgan Stanley Trust, which will in turn distribute such notes to the holders of Corporate Units and any separate trust preferred securities and we will pay any unpaid contract adjustment payment amount in additional subordinated notes that will be delivered to the holders of PEPS Units.

We will give the stock purchase contract agent and the property trustee, who in turn will give holders of the PEPS Units and holders of the trust preferred securities not held as part of Corporate Units, notice of remarketing at least 21 calendar days prior to the first day of any remarketing period. Such notice will set forth:

•	the beginning and ending dates of the remarketing period and the applicable remarketing settlement date and stock purchase date in the event the remarketing is successful;

•	the applicable distribution dates and record dates for cash distributions on the trust preferred securities;

•
any change to the stated maturity of the junior subordinated debentures, and, if applicable, the date on and after which each Morgan Stanley Trust will have the right to redeem the trust preferred securities;

•	whether the junior subordinated debentures underlying the trust preferred securities, and our guarantee of the trust preferred securities will no longer be subordinated to our senior indebtedness;

•
the procedures you must follow if you hold trust preferred securities held as part of Corporate Units to elect not to participate in the remarketing and the date by which such election must be made; and

•
the procedures you must follow if you hold trust preferred securities separately to elect to participate in the remarketing as described under “Description of the Trust Preferred Securities—Remarketing” and the date by which such election must be made.

We will notify the holders of PEPS Units of any failed remarketing.

Events of Default, Defaults and the Rights of PEPS Unit Holders to Take Action Against Morgan Stanley

Under the junior subordinated debentures, only (i) Morgan Stanley’s failure to pay interest for 30 days after deferral for 20 or more consecutive quarterly interest periods or the equivalent thereof, in the event that interest periods are other than quarterly and (ii) the occurrence of certain events of bankruptcy or insolvency of Morgan Stanley, whether voluntary or not, results in an event of default which would allow for the relevant series of junior subordinated debentures to be accelerated.

So long as any Morgan Stanley Trust holds the junior subordinated debentures of a series, the property trustee and the holders of the trust preferred securities will have the following rights under the junior subordinated indenture with respect to an event of default or a default:

•
upon the occurrence and continuation of an event of default, the property trustee or the holders of not less than 25% in aggregate liquidation amount of the trust preferred securities may declare the principal and interest accrued thereon of the junior subordinated debentures of such series due and payable immediately;

•
upon the occurrence of a default, there is no right of acceleration except for those defaults that are also events of default; if a default in the payment of principal of, or any interest on, such series of junior subordinated debentures occurs and is continuing and Morgan Stanley fails to pay the full amount then due and payable with respect to the junior subordinated debentures of such series immediately upon the demand of the indenture trustee, the indenture trustee is entitled to institute an action or proceeding to collect the amount due and unpaid; if any default occurs and is continuing, the indenture trustee may pursue legal action to enforce the performance of any provision in the junior subordinated indenture to protect the rights of the indenture trustee and the holders of the junior subordinated debentures of such series;

•
if all defaults have been cured or waived, the consent of the holders of more than 50% in aggregate liquidation amount the of corresponding series of trust preferred securities is required to annul a declaration by the indenture trustee, the applicable Morgan Stanley Trust or the holders of the trust preferred securities of such series that the principal of the junior subordinated debentures is due and payable immediately;

•
unless the default is cured, the consent of each holder of trust preferred securities of such series is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures of such series or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of such series; and

•	unless the default is cured, the consent of the holders of more than 50% in aggregate liquidation amount of the trust preferred securities of such series is required to waive any other default.

The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by the junior subordinated indenture at the request or direction of any of the holders pursuant to the junior subordinated indenture, unless such holders shall have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

If the event of default or default under the junior subordinated debentures is attributable to the failure of Morgan Stanley to pay any amounts payable on the junior subordinated debentures when due, then a registered holder of trust preferred securities of the corresponding series may bring a legal action against Morgan Stanley directly for enforcement of payment to such holder of amounts owed on the junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder (a “direct action”). Morgan Stanley may not amend the junior subordinated debentures to remove this right to bring a direct action without the prior written consent of the registered holders of all the trust preferred securities of the relevant Morgan Stanley Trusts. Morgan Stanley may reduce its payments then due under the junior subordinated debentures of a series by any corresponding payments it has made to holders of the corresponding trust preferred securities in connection with a direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in the preceding paragraph. See “Description of Trust Preferred Securities—Trust Preferred Securities Events of Default”.

Modification of Subordinated Indenture

If any of the PEPS Units of a series are outstanding:

•	no modification may be made to the junior subordinated indenture that materially adversely affects the holders of such PEPS Units;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any event of default or default under the junior subordinated debentures of such series may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding PEPS Units of such series unless and until the principal of and premium, if any, on the junior subordinated debentures included in such series of PEPS Units and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

In addition, if any of the PEPS Units of a series are outstanding, all holders of such PEPS Units must consent if Morgan Stanley wants to amend the junior subordinated indenture to:

•	impair the rights of holders of such PEPS Units to institute a direct action;

•	remove any obligation to obtain the consent of holders of such PEPS Units; or

•	change the percentage of holders of the PEPS Units of such series required to amend or waive any provision of the junior subordinated indenture.

So long as Morgan Stanley complies with the terms of the junior subordinated debentures and the junior subordinated indenture, Morgan Stanley may defer interest payable on the junior subordinated debentures, as described in this offering memorandum, without the consent of Morgan Stanley Trust or the holders of the PEPS Units.

Notwithstanding the foregoing, neither Morgan Stanley nor Morgan Stanley Trust may amend the terms of the junior subordinated debentures or the junior subordinated indenture to add events of default or acceleration events.

Merger, Consolidation, Sale, Lease or Conveyance

The junior subordinated indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all substantially all or our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquired all or substantially all of our assets;

º	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

º	will expressly assume all of our obligations under the junior subordinated indenture and the junior subordinated debentures issued under that junior subordinated indenture; and

•
immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the junior subordinated indenture.

There are no covenants or other provisions in the indenture that would afford holders of junior subordinated debentures additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets.

Registration, Denomination and Transfer

Morgan Stanley will register each series of junior subordinated debentures in the name of the related Morgan Stanley Trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the PEPS Units and the common securities. The junior subordinated debentures will be issued in denominations of $1,000 and integral multiples thereof.

If the junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount. However, payment of interest may be made at the option of Morgan Stanley by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1 million or more in aggregate principal amount of junior subordinated debentures of a series may receive payment of interest, other than payments of interest payable at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds.

Junior subordinated debentures may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the securities registrar’s office in New York, New York or the office of any transfer agent selected by Morgan Stanley without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. Morgan Stanley will appoint the indenture trustee as securities registrar under the junior subordinated indenture. Morgan Stanley may at any time designate additional transfer and paying agents with respect to the junior subordinated debentures.

In the event of any redemption, Morgan Stanley and the indenture trustee will not be required to:

•	register the transfer of or exchange junior subordinated debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

•
register the transfer of or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

At the request of Morgan Stanley, funds deposited with the indenture trustee or any paying agent held for Morgan Stanley for the payment of principal, interest and premium, if any, on any junior subordinated debenture which remain unclaimed for two years after the principal, interest and premium, if any, has become payable will be repaid to Morgan Stanley and the holder of the junior subordinated debenture will, as a general unsecured creditor, look only to Morgan Stanley for payment thereof.

Distribution of Junior Subordinated Debentures

As described above, a series of junior subordinated debentures may be distributed in exchange for the corresponding series of trust preferred securities upon dissolution and liquidation of the relevant Morgan Stanley Trust, after satisfaction of such Morgan Stanley Trust’s liabilities to its creditors. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution” above.

If a series of the junior subordinated debentures have been distributed in exchange for the corresponding series of trust preferred securities, the holders of not less than 25% in aggregate principal amount of such junior subordinated debentures will have the right upon the occurrence and continuation of an event of default, unless the principal of all such junior subordinated debentures has already become due and payable, to declare the principal and interest accrued thereon due and payable immediately.

DESCRIPTION OF THE GUARANTEE

The following is a description of the material terms of the guarantee. You should read the guarantee, to be dated as of December 28, 2007, between Morgan Stanley and The Bank of New York, as guarantee trustee, and the Trust Indenture Act.

General

Morgan Stanley will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the trust preferred securities covered by the guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that a Morgan Stanley Trust may have or assert other than the defense of payment.

The following payments on the trust preferred securities (the “guarantee payments”), if not fully paid by the applicable Morgan Stanley Trust, will be paid by Morgan Stanley under the guarantee, without duplication:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent the applicable Morgan Stanley Trust has funds available to make the payment;

•	the redemption price for any trust preferred securities called for redemption, if the applicable Morgan Stanley Trust has funds available to make the payment; and

•
upon a voluntary or involuntary dissolution, winding-up or liquidation of the applicable Morgan Stanley Trust, other than in connection with a distribution of the applicable junior subordinated debentures to the holders of PEPS Units, the lesser of:

(1)
the aggregate of the $1,000 per trust preferred security liquidation amount and all accumulated and unpaid distributions on the relevant series of trust preferred securities to the date of payment, if the relevant Morgan Stanley Trust has funds available to make the payment; and

(2)	the amount of assets of the relevant Morgan Stanley Trust remaining available for distribution to holders of the PEPS Units upon liquidation of such Morgan Stanley Trust.

Morgan Stanley’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Morgan Stanley to the holders of the trust preferred securities or by causing the applicable Morgan Stanley Trust to pay the amounts to the holders.

If we do not make payments on the junior subordinated debentures owned by a Morgan Stanley Trust, such Morgan Stanley Trust will not be able to pay any amounts payable in respect of the trust preferred securities issued by it and will not have funds legally available for that purpose. In that event, holders of such series of trust preferred securities would not be able to rely upon the guarantee for payment of those amounts. The guarantee will have the same ranking as the junior subordinated debentures owned by such Morgan Stanley Trust. No guarantee will limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley.

Status of the Guarantees

The guarantee will constitute an unsecured obligation of Morgan Stanley and will rank equal to the junior subordinated debentures owned by the Morgan Stanley Trusts.

The guarantee will constitute a guarantee of payment and not of collection. Any holder of trust preferred securities covered by the guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the Morgan Stanley Trusts or, if applicable, distribution to the holders of the trust preferred securities of the junior subordinated debentures owned by the Morgan Stanley Trusts.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities issued by the Morgan Stanley Trusts, in which case no approval will be required, the guarantee may not be amended with respect to a Moan Stanley Trust without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities of the related series. All guarantees and agreements contained in the guarantee will bind the successors, assigns, receivers, trustees and representatives of Morgan Stanley and will inure to the benefit of the holders of the then outstanding trust preferred securities.

Events of Default

An event of default under the guarantee with respect to a Morgan Stanley Trust will occur upon the failure of Morgan Stanley to perform any of its payment obligations under the guarantee with respect to such Morgan Stanley Trust, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under the guarantee occurred and is continuing, the guarantee trustee will enforce the guarantee for the benefit of the holders of the related series of trust preferred securities. The holders of a majority in aggregate liquidation amount of a series of outstanding trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the guarantee.

Any holder of trust preferred securities may institute a legal proceeding directly against Morgan Stanley to enforce its rights under the guarantee without first instituting a legal proceeding against the related Morgan Stanley Trust, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default under the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee and, after the occurrence of an event of default with respect to the guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

Termination of the Guarantee

The guarantee will terminate upon full payment of the redemption price of all of the trust preferred securities covered by the guarantee, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the Morgan Stanley Trusts or upon distribution of the junior subordinated debentures owned by the Morgan Stanley Trusts to the holders of all the trust preferred securities covered by the guarantee. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities covered by the guarantee must repay any sums with respect to the trust preferred securities or the guarantee.

Governing Law

The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

 RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Morgan Stanley will guarantee payments of distributions and redemption and liquidation payments payable by the Morgan Stanley Trusts on the PEPS Units to the extent the relevant Morgan Stanley Trust has funds available for such payment, as described under “Description of Guarantee” above. No single document executed by Morgan Stanley will provide for the full, irrevocable and unconditional guarantee of the PEPS Units. It is only the combined operation of the guarantee, the trust agreements and the junior subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Morgan Stanley Trusts’ obligations under the PEPS Units.

As long as Morgan Stanley pays interest and other payments when due on each series of junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the related series of PEPS Units, primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the PEPS Units and the common securities;

•	the interest rate and interest and other distribution dates on the junior subordinated debentures will match the distribution rate and distribution and other distribution dates for the PEPS Units;

•
Morgan Stanley will, pursuant to an expense agreement, pay for any and all costs, expenses and liabilities of the Morgan Stanley Trusts, except withholding taxes and the Morgan Stanley Trusts’ obligations to holders of the PEPS Units and the common securities; and

•	the trust agreements provide that the Morgan Stanley Trusts will not engage in any activity that is not consistent with the limited purposes of the Morgan Stanley Trusts.

The only events of default applicable to the PEPS Units that may result in acceleration of the related series of junior subordinated debentures are: (i) Morgan Stanley’s failure to pay interest for 30 days after deferral for 20 or more consecutive quarterly interest periods or the equivalent thereof, in the event that interest periods are other than quarterly and (ii) the occurrence of certain events of bankruptcy or insolvency of Morgan Stanley, whether voluntary or not. However, in the event of payment defaults under, or acceleration of, senior indebtedness (as defined above), the junior subordinated indenture provides that no payments may be made on the junior subordinated debentures until such senior indebtedness has been paid in full or any payment default under the such indebtedness has been cured or waived. See “Description of Junior Subordinated Debentures.”

Limited Purpose of Morgan Stanley Trust

The trust preferred securities represent preferred undivided beneficial interests in the assets of the Morgan Stanley Trusts.  The Morgan Stanley Trusts exist for the sole purpose of:

•	issuing and selling the trust preferred securities and common securities;

•	investing the proceeds from the sale of the trust preferred securities and common securities in the junior subordinated debentures; and

•	engaging in only those other activities necessary, convenient or incidental to these purposes.

A principal difference between the rights of a holder of a trust preferred security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Morgan Stanley payments on junior subordinated debentures held by the holder, while a holder of trust preferred securities is entitled to receive distributions or other amounts payable with respect to the trust preferred securities from the relevant Morgan Stanley Trust or from Morgan Stanley under the guarantee only if and to the extent such Morgan Stanley Trust has funds available for the payment of those distributions.

Rights upon Dissolution

The holders of the trust preferred securities are entitled to receive, out of assets held by the Morgan Stanley Trusts, a distribution in cash upon any voluntary or involuntary dissolution, winding-up or liquidation of the relevant Morgan Stanley Trust that does not involve the distribution of the related series of junior subordinated debentures, after Morgan Stanley Trust has paid or made reasonable provision to pay, in accordance with Section 3808(e) of the Delaware Statutory Trust Act, the liabilities owed to its creditors as required by applicable law. See “Description of Capital Securities—Liquidation Distribution upon Dissolution.”

In the event of any voluntary or involuntary liquidation or bankruptcy of Morgan Stanley, the Morgan Stanley Trusts, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Morgan Stanley, subordinated and junior in right of payment to all Morgan Stanley’s senior indebtedness, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any stockholders of Morgan Stanley receive payments or distributions. Since Morgan Stanley is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of the Morgan Stanley Trusts (other than withholding taxes and the Morgan Stanley Trusts’ obligations to the holders of the trust preferred securities and common securities), the positions of a holder of the trust preferred securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Morgan Stanley in the event of liquidation or bankruptcy of Morgan Stanley are expected to be substantially the same.

Exhibit A-2

Opinion of Davis Polk & Wardwell

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business.

2.           Each of Morgan Stanley & Co. Incorporated and Morgan Stanley International Holdings Inc. (the “Material Subsidiaries”) is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business.

3.           The Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company. This Agreement and is a valid and binding agreements of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

4.           The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities Issuance Agreements and Transaction Documents.

5.           The stock purchase contracts, the purchase contract and pledge agreement and the junior subordinated indenture have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

6.           The junior subordinated debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the stock purchase contracts, the purchase contract and pledge agreement and the junior subordinated indenture, and delivered to and paid for by the purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the stock purchase contracts, the purchase contract and pledge agreement and the junior subordinated indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

7.           The Guarantee has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance

A-1-1

with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principals of general applicability.

8.           The shares of Common Stock initially issuable upon exercise of the stock purchase contracts have been duly authorized and reserved and, when issued upon exercise of the stock purchase contracts in accordance with the terms of the stock purchase contracts, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any statutory or preemptive rights under the Delaware General Corporation Law or the Company’s Charter or Bylaws.

9.           The Company has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Securities.  When the Securities are executed by the Company, authenticated by the Trustee in accordance with the terms of the stock purchase contracts, the purchase contract and pledge agreement and the junior subordinated indenture, and issued and delivered to and paid for by the Investor pursuant to the Agreement on the Closing Date, such Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.  The stock purchase contracts, the purchase contract and pledge agreement and the junior subordinated indenture conform in all material respects to the descriptions thereof, contained in the Offering Memorandum under the captions “Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Junior Subordinated Debentures.”

10.           Based on the representations, warranties and agreements of the Company and the Investor in the Agreements and compliance with the statements set forth in the Offering Memorandum under the caption “Transfer Restrictions,” it is not necessary in connection with the offer, sale and delivery of the Securities to the Investor, in the manner provided for by the Agreements and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Junior Subordinated Indenture under the Trust Indenture Act of 1939, as amended.  We express no opinion, however, as to when or under what circumstances any Securities initially sold by the Company may be reoffered or resold.

11.           The execution and delivery by the Company of each Agreement, the stock purchase contracts, the purchase contract and pledge agreement and the junior subordinated indenture, and the Securities and the performance by the Company of its obligations thereunder do not contravene any provision of the certificate of incorporation or the bylaws of the Company.

12.           The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

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13.           The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Securities Issuance Agreements will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Securities Issuance Agreements, or the General Corporation Law of the State of Delaware; provided, however, that we express no opinion as to (i) federal or state securities laws or (ii) whether the purchase of the Capital Securities and the Guarantee constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

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Exhibit A-2

Opinion of Richards, Layton & Finger

1.  Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act and, under the Delaware Statutory Trust Act and the applicable Trust Agreement, has the trust power and authority to conduct its business, all as described in the Offering Memorandum.

2.  Each Trust Agreement is a legal, valid and binding agreement of the Company, the Administrators and the Trustees, and is enforceable against the Company, the Administrators and the Trustees, in accordance with its terms.

3.  Under each Trust Agreement and the Delaware Statutory Trust Act, the execution and delivery of the transaction documents by the applicable Trust, and the performance by such Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of such Trust.

4.  The trust preferred securities have been duly authorized by the applicable Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.  The Holders of trust preferred securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.  We note that the Holders of trust preferred securities may be obligated, pursuant to the applicable Trust Agreement, to (i) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of certificates of the trust preferred securities and the issuance of replacement certificates of trust preferred securities, (ii) provide security and indemnity in connection with requests of or directions to the property trustee to exercise its rights and powers under such Trust Agreement, and (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under such Trust Agreement or against the property trustee, to the extent provided in such Trust Agreement.

5.  The common securities have been duly authorized by the applicable Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the  applicable Trust.

6.  The issuance of the trust preferred securities and common securities is not subject to preemptive rights under the applicable Trust Agreement or the Delaware Statutory Trust Act.

7.  The issuance and sale by each Trust of the trust preferred securities and common securities, the execution, delivery and performance by each Trust of the transaction documents, the consummation by each Trust of the transactions contemplated therein and

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the compliance by each Trust with its obligations thereunder do not violate (A) the Certificate or the applicable Trust Agreement, or (B) any applicable Delaware law or Delaware administrative regulation.

8.  After due inquiry, limited to, and solely to the extent reflected on a day prior to closing, the results of computer searches of the court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, we do not know of any legal or governmental proceeding pending against any of the Trusts.

9.  No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by any Trust solely in connection with the issuance and sale of the trust preferred securities and common securities.

10.  The Holders of the trust preferred securities (other than those Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the applicable Trust, and no Trust will not be liable for any income tax imposed by the State of Delaware.

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Exhibit B

Press Release and Related Financial Supplement